UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Motorola Solutions, Inc.

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Notice of
2020 ANNUAL MEETING

of Shareholders and Proxy Statement

Dear Fellow Motorola Solutions Shareholder:

As I write this letter, it is an unprecedented moment in time. The world is rapidly adjusting to the coronavirus (COVID-19), which has transformed our daily lives in a few short weeks. It’s at moments like these that our work takes on even more meaning. Governments and businesses around the world rely on mission critical, always-on communications. Our customers call it their lifeline.

As I reflect on 2019, I’m proud of our technological advancements enabling that lifeline through significant investments in research and development, as well as strategic acquisitions. We invested $687 million in R&D and introduced our new next-generation public safety radio, APX NEXT. We expanded our patent portfolio by 8% to 5,700 patents and vigorously defended our intellectual property, including winning trade secret theft and copyright infringement lawsuits against Hytera. We also extended our portfolio by investing $945M for acquisitions in growth areas, including video security and analytics. As a result, we have created a unique multi-platform mission critical public safety ecosystem that provides the data that allows our customers to predict, respond and prevent incidents.

The driving force behind our work is our 17,000 employees, who are our most important assets. Motorola Solutions is committed to providing a dynamic work environment, an inclusive culture and competitive benefits, including a subsidized stock purchase plan so employees can have a stake in our future. We take pride in the awards we consistently win for our leadership in employee experience, business strength and innovation.

Additionally, our commitment to a sustainable future has not wavered. One highlight from our environmental activities is our custom greenhouse gas emission-tracking tool that has enabled us to set a target to reduce our Scope 1 and Scope 2 emissions by 38% by 2027. This commitment also extends to our supply chain. In 2019, we conducted over 218 supplier assessments, covering over 90% of our direct material supply spend, to ensure suppliers adhere to our values and priorities.1

Together, these efforts helped us deliver another year of record results, including total shareholder return of 42% in 2019. Since becoming Motorola Solutions in 2011, our company has delivered total shareholder return of 413%.

Looking to our Annual Shareholders Meeting, the event will be held as a virtual meeting on May 11, 2020, following guidance from global and U.S. health authorities to help limit the spread of COVID-19. Shareholders can join via www.virtualshareholdermeeting.com/MSI2020.

At Motorola Solutions, we help people be their best in the moments that matter. That is our purpose, and it resonates with me today more than ever, as we stand by our customers who are on the front lines of this global public health emergency. On behalf of Motorola Solutions, the board of directors and our employees, thank you for your continued support.

Sincerely,

Gregory Q. Brown

Chairman and CEO

[1]	Our suppliers are subject to our Supplier Code of Conduct, our Anti-Human Trafficking Compliance Plan and the oversight of the Responsible Business Alliance.

PRINCIPAL EXECUTIVE OFFICES: 500 West Monroe Street Chicago, Illinois 60661

March 27, 2020

NOTICE OF 2020 VIRTUAL ANNUAL MEETING OF SHAREHOLDERS

Annual Meeting Date: Monday, May 11, 2020

Time: 9:30 a.m., CDT

Virtual Meeting Site: www.virtualshareholdermeeting.com/MSI2020

This year’s virtual annual meeting will begin promptly at 9:30 a.m., Central Daylight Time. If you plan to participate in the virtual meeting, please see the instructions on page 69 of the Proxy Statement. Shareholders will be able to listen, vote, and submit questions from their home or from any remote location that has Internet connectivity. There will be no physical location for shareholders to attend. Shareholders may only participate online by logging in at www.virtualshareholdermeeting.com/MSI2020.

The purpose of the meeting is to:

1.	elect eight directors for a one-year term;
2.	ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2020;
3.	hold a shareholder advisory vote to approve the Company’s executive compensation;
4.	consider and vote upon the shareholder proposal described in the enclosed proxy statement, if properly presented at the meeting; and
5.	act upon such other matters as may properly come before the Annual Meeting.

By order of the Board of Directors,

Kristin L. Kruska

Secretary

Only Motorola Solutions shareholders of record at the close of business on March 13, 2020 (the “record date”) will be entitled to vote at the meeting. The Notice, which contains instructions on how to access this Proxy Statement, the form of proxy and the Company’s 2019 Annual Report, is being mailed to shareholders on or about March 27, 2020.

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:
VIA THE INTERNET	BY MAIL
Visit the website shown on your Motorola Solutions Notice of Internet Availability of Proxy Materials for the 2020 Annual Meeting (your “Notice”) or proxy card to vote via the internet.	If you received a printed copy of the proxy card, mark, sign, date and return the proxy card using the postage-paid envelope provided.
BY TELEPHONE	AT THE VIRTUAL ANNUAL MEETING
Use the toll-free telephone number listed on your proxy card.	Via the internet at the virtual Annual Meeting. www.virtualshareholdermeeting.com/MSI2020

PLEASE NOTE THAT ATTENDANCE AT THE MEETING WILL BE LIMITED TO SHAREHOLDERS OF MOTOROLA SOLUTIONS AS OF THE RECORD DATE (OR THEIR AUTHORIZED REPRESENTATIVES). THIS MEETING WILL TAKE PLACE ONLINE ONLY. THERE IS NO PHYSICAL LOCATION. In order to attend the meeting, you will need the 16 digit control number included on your notice.

PROXY STATEMENT

WHAT IS MOTOROLA SOLUTIONS?

Motorola Solutions is a global leader in mission critical communications and analytics. Our technology platforms in mission critical communications, command center software, video security and analytics, bolstered by managed and support services, make cities safer and help communities and businesses thrive. At Motorola Solutions, we are ushering in a new era in public safety and security. We serve more than 100,000 public safety and enterprise customers in 100 countries who depend on our solutions to help them get the job done safely and efficiently. A U.S. company headquartered in Chicago, we have a rich heritage of innovation dating back to 1928 that our 17,000 employees continue today.

PERFORMANCE AND ACCOMPLISHMENTS

TOTAL SHAREHOLDER RETURN (in percent)

PERFORMANCE HIGHLIGHTS SINCE 2011

413% TOTAL SHAREHOLDER RETURN*	50% REDUCTION IN SHARE COUNT	$15.3 BILLION IN CAPITAL RETURN

*

Based on the split adjusted closing price of MSI common stock on December 31, 2010 and the closing price of MSI common stock on December 31, 2019, illustrating the growth of an initial investment of $100 on December 31, 2010, including payment of dividends.

Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	1

2019 HIGHLIGHTS

•  Grew sales 7% to record $7.9 billion

•  Grew backlog 6% to record $11.3 billion

•  Increased quarterly dividend 12% to $0.64 per share

•  Capital allocation of $709 million in acquisitions, $379 million in dividends, and $315 million of share repurchases

•  Generated $1.8 billion of operating cash flow

•  Added 575 patents, bringing patent portfolio to approximately 5,700

•  APX Next radio named one of Fast Company’s 10 most important product innovations of 2019

•  Acquired VaaS International Holdings, a video analysis as a service company

•  Acquired WatchGuard, a provider of in-car and body worn video solutions

•  Ranked No. 3 in Fortune World’s Most Admired Companies List for Network and Other Communications Equipment

•  Ranked No. 92 in The Wall Street Journal Management Top 250 List

•  Ranked No. 9 in Barron’s Top 100 Sustainable U.S. Companies

•  Named to Newsweek’s list of America’s Most Responsible Companies

  2020 ANNUAL MEETING OF SHAREHOLDERS

•	Date and Time: May 11, 2020, 9:30 a.m., CDT

•	Virtual Meeting Site : www.virtualshareholdermeeting.com/MSI2020

•	Record Date: March 13, 2020

•

Voting: Shareholders as of the close of business on the record date are entitled to vote. Each share of common stock is entitled               to one vote for each director nominee and one vote for each of the other proposals to be voted on.

•	Online meeting only — No physical location

  ITEMS TO BE VOTED ON

Our Board’s Recommendation

Election of Directors (page 7)	FOR

Ratification of Independent Registered Public Accounting Firm (page 23)	FOR

Advisory Approval of the Company’s Executive Compensation (page 24)	FOR

Shareholder Proposal on Political Spending Disclosure (page 66)	AGAINST

2	Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

DIRECTOR NOMINEES					Board Committees (as of March 13, 2020)*

Name	Director Since	Indep.	Other Public Co. Boards	Position	Audit	Comp.	Gov. & Nom.	Exec.

Gregory Q. Brown	2007		0	Chairman and CEO, Motorola Solutions, Inc.

Kenneth D. Denman	2017		2	Venture Partner, Sway Ventures

Egon P. Durban	2015		4	Co-CEO of Silver Lake

Clayton M. Jones	2015		1	Former Chairman, CEO and President, Rockwell Collins, Inc.

Judy C. Lewent	2011		2	Former EVP and CFO, Merck & Co., Inc.

Gregory K. Mondre	2015		0	Co-CEO of Silver Lake

Anne R. Pramaggiore	2013		0	Former Senior Executive Vice President and CEO of Exelon Utilities, Exelon Corporation

Joseph M. Tucci*	2017		2	Chairman of Growth Bridge Partners and Lead Director GTY Technology Holdings, Inc.

 = Chair of Committee

*	If elected at the Annual Meeting, Mr. Tucci will become the Chair of the Compensation and Leadership Committee on May 11, 2020

This proxy statement (the “Proxy Statement”) is being furnished to holders of common stock, $0.01 par value per share (the “Common Stock”), of Motorola Solutions, Inc. (“we,” “our,” “Motorola Solutions,” “MSI” or the “Company”). Proxies are being solicited on behalf of the Board of Directors of the Company (the “Board”) to be used at the 2020 Virtual Annual Meeting of Shareholders (the “Annual Meeting”) to be held virtually at www.virtualshareholdermeeting.com/MSI2020 on Monday, May 11, 2020 at 9:30 a.m., CDT, for the purposes set forth in the Notice of 2020 Annual Meeting of Shareholders. This Proxy Statement is dated March 27, 2020 and is being distributed to shareholders on or about March 27, 2020.

Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	3

MOTOROLA SOLUTIONS’ ENVIRONMENTAL, SOCIAL AND GOVERNANCE FRAMEWORK

Our ESG Framework is fueled by our commitment to operate ethically and our dedication to our employees, customers, community and the environment.

Community Engagement Motorola Solutions is committed to the communities where we live and work. More than 6,600 employees around the world contributed 65,000 hours of volunteer time to their communities last year, serving as mentors, tutors, firefighters, science fair judges and more. Our Employees Our more than 17,000 employees work every day to fulfill our mission of being our customers lifeline. We strive to create a culture where every employee experiences engaging work, effective collaboration and is rewarded for their contributions. We are committed to ensuring that all of our employees share in the value created for our shareholders and customers. Our Business We are committed to creating products and services that save lives and keep communities safer. Our drive for continuous innovation and partnership with our customers enables them to be ready in the day-to-day moments, and in the moments that matter most. Governance & Compliance We recognize that it is important for a company to have programs in place to handle the unexpected. Since we are a company that helps create safer communities, we strongly believe in having policies that mitigate risks when something goes wrong. Environment As a mission-critical communications and telecommunications equipment provider, we have a unique operating footprint within our sector, and limited exposure to environmental risks and opportunities. However, we continue to strive to operate more sustainably. Supply Chain Motorola Solutions holds high labor and environmental standards at every stage in the supply chain. We are committed to ensuring our company and our suppliers do not use indebted labor or engage in human trafficking. We engage directly with our tier-one suppliers to assess their performance and encourage compliance with our Supplier Code of Conduct.

1 Environmental, Social and Governance ISS OualityScore OUTPERFORMERSustainalytics Overall ESG Score A MSCIESG Rating

4	Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Community Engagement

•   At Motorola Solutions, we champion volunteerism. In 2019, we doubled the number of employees that participated in volunteer programs over 2018. This year we have challenged all employees to commit at least 20 hours in 2020 to giving back to the community.

•   The Motorola Solutions Foundation contributes $100 for every 10 hours an employee volunteers with a charitable organization up to 100 hours/$1,000 per employee per fiscal year.

•   In 2019, Motorola Solutions Foundation made grants in 32 countries supporting 2 million students, teachers, first responders and community members with science, technology, engineering and math education as well as public safety programs and disaster relief.

•   The Motorola Matches program matches US employee’s charitable contributions up to $7,500 and up to $1,000 for volunteer hours.

Our Employees

•   We provide a bonus program for global employees that is funded by the same financial performance outcomes as those we use to reward our CEO and the leadership team. As with our executive team, our employees have an opportunity to be paid individually based on performance.

•   We provide a stock purchase plan that allows our employees to hold a stake in the Company.

•   We provide comprehensive and competitive benefits in every geography where we operate including non-financial benefits such as flexible work options and professional development at every level.

•   We have a strong commitment to inclusion and diversity that includes corporate sponsorship of several councils including: Women’s Business Council, Multicultural Business Council, LGBTA Business Council, People with Disabilities and Allies Council and Veterans Business Council.

•   In 2018, over 100 human resources professionals and hiring managers received several hours of specialized training on how to remove unconscious bias from the hiring process.

Our Business

•   We are dedicated to designing and delivering the mission critical ecosystem that our customers refer to as their lifeline: mission critical communications, software, video, and services that keep people connected in the most important moments.

•   We serve more than 100,000 public safety and commercial customers across more than 100 countries and we have installed over 13,000 networks worldwide. Our customers trust us to keep them connected and safe.

•   Motorola Solutions operates in direct compliance with our Code of Business Conduct with an unwavering commitment to integrity and doing business the right way.

Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	5

Governance & Compliance

•  In 2019, we began reporting ESG matters to the Governance and Nominating Committee of the Board.

•  This year we introduced the Trust Center to give our customers more information about how we protect their data. For more details visit: https://www.motorolasolutions.com
/en_us/about/trust-center.html

•  We have a number of critical policies that ensure we do business the right way:

✓  Our Board of Directors Principles of Conduct

✓  Our Code of Business Conduct

✓  Our Supplier Code of Conduct

✓  Ethics and Compliance Training

✓  Anti-Bribery Training

✓  Anti-Harassment Training

✓  Whistleblower Protection Policy

•  We developed an Anti-Human Trafficking Statement and Compliance Plan

•  Our Audit Committee oversees ethics issues.

•  We routinely conduct internal audits on ethical standards.

•  For more information on our robust corporate governance structure, see pages 7-15.

Environment

•  We reduced water use by 8% since 2016.

•  We reduced waste production by 29% since 2016.

•  We introduced a new greenhouse gas emissions tracking tool in 2018 to report a more accurate profile of our emissions.

•  We set a target to reduce our Scope 1 and Scope 2 Greenhouse Gas Emissions by 38% by 2027.

Supply Chain

•  We are an active Responsible  Business Alliance (RBA) member, supporting the well-being of workers in the global electronics supply chain.

•  We conduct regular independent social and environmental risk management audits.

•  We conduct separate independent audits of higher risk suppliers, with report sharing via the RBA.

•  We completed 218 supplier assessments in 2019, including suppliers representing 96% of direct material supply chain spend, based on current reporting standards.

•  We promote supplier diversity by ensuring that businesses owned by women and other underrepresented groups are included in our supplier selection process.

For more information on our commitment to corporate responsibility, please see the 2018 corporate responsibility report at https://www.motorolasolutions.com/content/dam/msi/docs/about-us/cr/2018_corporate_responsibility_report_v9.pdf, the 2019 corporate responsibility report is expected to be issued in 2020

6	Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

OUR BOARD

PROPOSAL NO. 1 — ELECTION OF DIRECTORS FOR A ONE-YEAR TERM

Proposal Number 1 of this Proxy Statement enables you to vote on the members of your board of directors.* We open the proxy with this vote because we believe there is no more important vote than that of electing the fiduciaries who oversee Motorola Solutions on your behalf.

To inform that vote, we provide you information here on:

•	Who our Board is – including their qualifications

•	How our Board is selected and evaluated

•	How the Board governs the company

•	How our Board is organized

•	How you can communicate with the Board

•	How our Board is compensated

WHO WE ARE – BOARD

Each of the nominees named below is currently a director of the Company, elected at the Annual Meeting of Shareholders held on May 13, 2019. The ages shown are current as of the date of this Proxy Statement.

GREGORY Q. BROWN

Mr. Brown joined the Company in 2003, was appointed as Chief Executive Officer of Motorola, Inc. in January 2008, and since May 2011 has been the Chairman and Chief Executive Officer of Motorola Solutions, Inc.

Other Public Company Boards: In the last five years Mr. Brown served on the board of Xerox Corporation from January 2017 to May 2019.

Board Committees: Executive (Chair)

Director Qualifications:

●  Public company CEO, relevant industry, technology, software and services business, cybersecurity, safety and security experience as Chairman and CEO of the Company and former Chairman and CEO of Micromuse, Inc.

●  Financial and accounting expertise, global business, capital allocation, developing markets, government, public policy and regulatory experience as Chairman and CEO of the Company, former chair and board member of the Federal Reserve Bank of Chicago, former Vice Chair of the U.S. – China Business Council, former member of the President of the United States’ Management Advisory Board

●  Government, public policy and regulatory experience as a former member of the Board of Directors of the Business Roundtable and former member of the President’s National Security Telecommunications Advisory Committee (NSTAC)

●  Public company board experience

Principal Occupation: Chairman and Chief Executive Officer, Motorola Solutions, Inc.
Age: 59 Director since: 2007 Chairman since: 2011

*

The number of directors of the Company to be elected at the Annual Meeting is eight. The directors elected at the Annual Meeting will serve a one-year term ending at the 2021 Annual Meeting, until their respective successors are elected and qualified or until their earlier death, resignation or removal. Each of the nominees has consented to being named in this Proxy Statement and to serve as a director if elected. However, if any nominee is not available to serve as a director for any reason at the time of the Annual Meeting, the proxies will be voted for the election of such other person or persons as the Board may designate, unless the Board, in its discretion, reduces the number of directors. The Board has the authority under the Company’s Bylaws to increase or decrease the size of the Board and to fill vacancies between Annual Meetings.

Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	7

KENNETH D. DENMAN

Mr. Denman is a Venture Partner at Sway Ventures. He was the CEO and President of Emotient, Inc. from 2012 to 2016. He also served as the Chief Executive Officer of Openwave Systems Inc. from 2008 to 2011 and as a Director from 2004 to 2011; he served as the Chief Executive Officer and President and Director of iPass, Inc. from 2001 to 2008 and as its Chairman from 2003 to 2008.

Other Public Company Boards: Costco Wholesale Corporation and LendingClub Corporation. In the last five years Mr. Denman served on the boards of Mitek Solutions, Inc. from December 2016 to December 2019, ShoreTel, Inc. from May 2007 to September 2017, and United Online from June 2015 to July 2016.

Board Committees: Governance and Nominating (Chair), Executive

Director Qualifications:

●  Relevant industry and technology experience, financial and accounting expertise as CEO and President of Emotient, Inc., Openwave Systems, Inc. and iPass, Inc.

●  Software and services business, cybersecurity, safety and security experience as CEO and President of Emotient, Inc., Openwave Systems, Inc. and iPass, Inc.

●  Public company CEO, global business and developing markets experience as CEO and President of iPass, Inc. and Openwave System, Inc.

●  Private equity, investment banking and capital allocation experience as a Venture Partner of Sway Ventures

●  Public company board experience

Principal Occupation: Venture Partner, Sway Ventures
Age: 61 Director since: 2017 Lead Independent Director since 2019 Independent

EGON P. DURBAN

Mr. Durban is Co-CEO of Silver Lake, a global private equity firm and is based in the firm’s Menlo Park office. Mr. Durban joined Silver Lake in 1999 as a founding principal and was previously Managing Partner and Managing Director from January 2013 to December 2019. He has previously worked in the firm’s New York office, as well as the London office, which he launched and managed from 2005 to 2010.

Other Public Company Boards: Twitter, Inc., Dell Technologies Inc., and its majority owned subsidiaries SecureWorks Corp and VMware, Inc. In the last five years Mr. Durban served on the boards of Intelsat S.A from August 2011 to December 2016 and Pivotal Software, Inc. from April 2018 to January 2020.

Board Committees: Compensation and Leadership

Director Qualifications:

●  Relevant industry, technology, global business and software and services business experience as Co-CEO of Silver Lake

●  Financial and accounting expertise and private equity, investment banking and capital allocation experience as Co-CEO of Silver Lake and as a former associate with Morgan Stanley’s Investment Banking Division

●  Public company board experience

Principal Occupation: Co-CEO, Silver Lake
Age: 46 Director since: 2015 Independent

8	Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

CLAYTON M. JONES

Mr. Jones served as Chairman of the Board of Rockwell Collins, Inc. from 2002 through July 2014, and Chief Executive Officer from June 2001 until his retirement in July 2013. Mr. Jones also served as President of Rockwell Collins and Corporate Officer and Senior Vice President of Rockwell International which he joined in 1979.

Other Public Company Boards: Deere & Company. In the last five years, Mr. Jones served on the board of Cardinal Health, Inc. from September 2012 to November 2018.

Board Committees: Audit

Director Qualifications:

●  Public company CEO, financial and accounting expertise, and global business experience as former CEO of Rockwell Collins, Inc.

●  Relevant industry, technology, cybersecurity, safety and security experience as former CEO of Rockwell Collins, Inc., and Corporate Officer and Senior Vice President of Rockwell International

●  Government, public policy and regulatory experience as a member of The Business Council, and former member of the President’s National Security Telecommunications Advisory Committee

●  Public company board experience

Principal Occupation: Retired; Formerly Chairman, Chief Executive Officer and President, Rockwell Collins, Inc. (“Rockwell Collins”)
Age: 70 Director since: 2015 Independent

JUDY C. LEWENT

Ms. Lewent served as Chief Financial Officer of Merck, a pharmaceutical company, from 1990 until her retirement in 2007.

Other Public Company Boards: GlaxoSmithKline plc, and Thermo Fisher Scientific, Inc. Ms. Lewent served on the board of directors of Motorola, Inc. from May 1995 to May 2010.

Board Committees: Audit (Chair), Executive

Director Qualifications:

●  Public company CFO, financial and accounting expertise, capital allocation experience, and global business experience as the former CFO of Merck

●  Technology experience as a life member of the Massachusetts Institute of Technology

●  Developing markets experience as former CFO at Merck and board member of GlaxoSmithKline

●  Government, public policy and regulatory experience as former CFO at Merck and board member of GlaxoSmithKline and Thermo Fisher

●  Public company board experience

Principal Occupation: Retired; Formerly Executive Vice President & Chief Financial Officer, Merck & Co., Inc. (“Merck”)
Age: 71 Director since: 2011 Independent

Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	9

GREGORY K. MONDRE

Mr. Mondre is Co-CEO of Silver Lake based in New York. Mr. Mondre joined Silver Lake in 1999 and was previously Managing Partner and Managing Director from January 2013 to December 2019. Mr. Mondre was a principal at TPG, where he focused on private equity investments across a wide range of industries, with a particular focus on technology.

Other Public Company Boards: In the last five years, Mr. Mondre served on the boards of GoDaddy, Inc. from May 2014 to February 2020, and Sabre Corporation from March 2007 to December 2018.

Board Committees: Audit, Governance and Nominating

Director Qualifications:

●  Relevant industry, technology, global business, and software and services business experience as Co-CEO of Silver Lake

●  Financial and accounting expertise and private equity, investment banking and capital allocation experience as Co-CEO of Silver Lake and as former principal at TPG

●  Public company board experience

Principal Occupation: Co-CEO, Silver Lake
Age: 45 Director since: 2015 Independent

ANNE R. PRAMAGGIORE

Ms. Pramaggiore served as Senior Executive Vice President and Chief Executive Officer of Exelon Utilities, a business unit of Exelon Corporation from June 2018 to October 2019. She was a member of the Commonwealth Edison (“ComEd”) board of directors from February 2012 to October 2019. She was vice-chair of the ComEd, PECO, BGE and PHI advisory boards from June 2018 to October 2019. She served as ComEd’s President and Chief Executive Officer from February 2012 to June 2018 and as President and Chief Operating Officer from May 2009 to February 2012.

Other Public Company Boards: In the last five years, Ms. Pramaggiore served on the board of The Babcock & Wilcox Company from June 2015 to April 2019

Board Committees: Compensation and Leadership (Chair), Executive

Director Qualifications:

●  Public company division CEO, government, public policy, regulatory, technology, and cyber security business experience as former Senior Executive Vice President and CEO of Exelon Utilities, Exelon Corporation, CEO of ComEd, Executive Vice President, Customer Operations, Regulatory and External Affairs of ComEd, and as a licensed attorney

●  Global business experience as former Chair of the Federal Reserve Bank of Chicago and board member of the Chicago Council on Global Affairs and former board member of The Chicago Urban League

●  Public company board experience

Principal Occupation: Former Senior Executive Vice President and Chief Executive Officer, Exelon Utilities, Exelon Corporation (“Exelon”)
Age: 61 Director since: 2013 Independent

10	Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

JOSEPH M. TUCCI

Mr. Tucci is the Chairman of Bridge Growth Partners and Lead Director of GTY Technology Holdings, Inc. Formerly, Mr. Tucci served as the Co-Chairman and Co-Chief Executive Officer of GTY Technology Holdings, and was the Chairman and Chief Executive Officer of EMC Corporation. He was EMC’s Chairman from January 2006 and CEO from January 2001 until September 2016, when Dell Technologies acquired the company. At that time, he became an advisor to the acquiring company’s founder, Michael Dell, and its board of directors.

Other Public Company Boards: GTY Technology Holdings, Inc. and Paychex, Inc. In the past five years Mr. Tucci served on the boards of EMC Corporation from January 2001 to September 2016 and of VMware, Inc. from April 2007 to September 2016.

Board Committees: Compensation and Leadership and Governance and Nominating

Director Qualifications:

●  Public company CEO, technology, global business, and software and services business experience and financial and accounting expertise as Chairman, CEO and President of EMC Corporation

●  Relevant industry, developing markets and private equity experience as Co-CEO and Co-Chairman of GTY Technology Holdings, Inc. and founding member and current Chairman of Bridge Growth Partners

●  Government, public policy and regulatory experience as a member of The Business Roundtable and Chair of its Task Force on Education and the Workforce and as a member of The Technology CEO Council

●  Public company board experience

Principal Occupation: Chairman of Bridge Growth Partners and Lead Director of GTY Technology Holdings, Inc.
Age: 72 Director since: 2017 Independent

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE EIGHT NOMINEES NAMED HEREIN AS DIRECTORS. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED FOR THE ELECTION OF SUCH EIGHT NOMINEES AS DIRECTORS.

Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	11

OUR BOARD’S QUALIFICATIONS

We believe the Board should be comprised of individuals with appropriate skills and experiences to meet its board governance responsibilities and contribute effectively to the Company. Our Governance and Nominating Committee carefully considers the skills and experiences of current directors and new candidates to ensure that they meet the needs of the Company before nominating directors for election to the Board. All of our non-employee directors serve on Board committees, further supporting the Board by providing expertise to those committees. The needs of the committees also are reviewed when considering nominees to the Board. The Board has a deep working knowledge of matters common to large companies and is comprised of individuals with a mix of skills and qualifications which include:

•	Independence: Seven of eight director nominees

•	Gender and ethnic diversity: Three of eight director nominees

•	Relevant industry experience: Six of eight director nominees

•	Public company CEO, division CEO or CFO: Six of eight director nominees

•	Financial and accounting expertise: All director nominees

•	Technology and information technology experience: All director nominees

•	Cybersecurity, safety and security experience: Four of eight director nominees

•	Software and services business experience: Five of eight director nominees

•	Global business experience: All director nominees

•	Developing markets experience: Four of eight director nominees

•	Government, public policy and regulatory experience: Five of eight director nominees

•	Private equity, investment banking or capital allocation experience: Seven of eight director nominees

•	Public company board experience: All director nominees

Specific experience, qualifications, attributes or skills of our nominees are listed in the biographies above.

HOW OUR BOARD IS SELECTED AND EVALUATED

As stated in our Board Governance Guidelines, when selecting directors, the Board and the Governance and Nominating Committee review and consider many factors, including: experience in the context of the Board’s needs; leadership qualities; ability to exercise sound judgment; existing time commitments; years to retirement age; and independence from management. They also consider ethical standards and integrity. While the Company does not have a formal policy regarding diversity, gender and ethnic diversity is an essential factor considered by the Board and the Governance and Nominating Committee when selecting director nominees. The Board and the Governance and Nominating Committee recognize the importance of a Board representing diverse knowledge and experiences and strive to nominate directors with a variety of complementary skills, backgrounds and perspectives so that, as a group, the Board will possess the appropriate talent, skills, experience and expertise to oversee the Company’s businesses. The Governance and Nominating Committee annually assesses the effectiveness of its director nomination process and the Board Governance Guidelines.

The Governance and Nominating Committee will consider nominees recommended by Motorola Solutions shareholders, provided that the recommendation contains sufficient information (as required by the Company’s Bylaws), including the candidate’s qualifications, to assess the suitability of the candidate, and is timely received in accordance with the Company’s Bylaws. Shareholder-recommended candidates that comply with these procedures will receive the same consideration that other candidates receive.

The Governance and Nominating Committee considers recommendations from many sources, including members of the Board, management and search firms. From time to time, Motorola Solutions hires search firms to help identify and facilitate the screening and interview process of director candidates. In 2019, we continued our retention of Russell Reynolds to assist with this process. Russell Reynolds compiles a list of candidates, evaluates each candidate and makes recommendations to the Governance and Nominating Committee. They screen candidates based on the Board’s criteria, perform reference checks, prepare a biography of each candidate for the Governance and Nominating Committee’s review and help arrange interviews if necessary. The Governance and Nominating Committee and the Chairman of the Board will conduct interviews with candidates who meet the Board’s criteria. The Governance and Nominating Committee has full discretion in considering potential candidates and making its nominations to the Board.

12	Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

HOW OUR BOARD GOVERNS THE COMPANY

We believe that the governance tone of a company is set at the top. The Board has:

•	Responsibility for overseeing management and providing strategic guidance

•	A belief in the steady refreshment of the Board to bring new and diverse perspectives

•	A belief in the importance of staying well informed

•	A willingness to manage risks, seize opportunities and embrace leadership

We adhere to a number of good board governance practices and principles:

•	7 of our 8 members are independent, including all committee members

•	A lead independent director

•	Regular executive session meetings of independent directors

•	Annual director self-assessment process

•	Regular risk assessment processes

•	Board Governance Guidelines and Principles of Conduct

•	Director Independence Guidelines

We maintain a strong foundation of corporate governance practices and principles:

•	Annual election of directors

•	No super majority provisions

•	No “poison pill”

•	Majority voting standard in uncontested director elections

•	20% threshold for special meeting vote

•	Shareholder right to act by written consent

•	Succession planning:

Succession planning is important at all levels of the Company. In 2019, the Board reviewed short and long-term succession plans for the CEO and other members of management’s executive committee. When assessing possible CEO candidates, the Board identified skills and behavioral characteristics they consider a requirement for the Company’s CEO. The Board evaluates these succession plans with the overall business strategy in mind. When possible, potential leaders are introduced to the Board through presentations or separate events.

We maintain a robust compensation governance framework:

•	Retention of independent compensation consultant

•	Annual “say on pay” vote

•	No excise tax gross-up provisions

•	A recoupment “clawback” provision

•	Stock ownership guidelines for directors and officers

•	An anti-hedging policy

We maintain comprehensive governance of risks and corporate controls:

•	Code of Business Conduct

•	Supplier Code of Conduct and regular supplier audits

•	Anti-Human Trafficking Compliance Plan

•	Robust oversight of risk:

The Board oversees the business of the Company, including CEO and senior management performance and risk management, to assure that the long-term interests of the shareholders are being served. Each committee of the Board is also responsible for reviewing the risk exposure of the Company related to the committee’s areas of responsibility and providing input to management on such risks. Management and our Board have a robust process embedded throughout the Company to identify, analyze, manage and report all significant risks facing the Company. Our CEO and other senior managers regularly report to the Board on significant risks facing the Company, including financial, cybersecurity, operational and strategic risks. Each of the Board committees reviews

Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	13

with management significant risks related to the committee’s area of responsibility and reports to the Board on such risks, which includes the Compensation and Leadership Committee’s review of Company-wide compensation-related risks and the Audit Committee’s review of financial and cybersecurity risks. While each committee is responsible for reviewing significant risks in the committee’s area of responsibility, the entire Board is regularly informed about such risks through committee reports and presentations. The oversight of specific risks by Board committees enables the entire Board to oversee risks facing the Company more effectively and develop strategic direction taking into account the effects and magnitude of such risks. The independent Board members also discuss the Company’s significant risks when they meet in executive session without management. Our audit services department has a very important role in the risk management program, providing management and the Audit Committee with an overarching and objective view of the risk management activities of the Company. Audit services identifies and conducts engagements utilizing an enterprise risk management model, with the engagements spanning financial, operational, strategic and compliance risks. The engagement results assist management in maintaining acceptable risk levels. The director of audit services reports directly to the Audit Committee as well as the Chief Financial Officer and meets regularly with the Audit Committee and its chairperson, including in executive session.

We encourage you to visit https://investors.motorolasolutions.com/GovDocs to obtain more information and view our governance documents. Amendments to the these governance documents, or waivers applicable to our directors, chief executive officer, chief financial officer or corporate controller from certain provisions of our ethical policies and ethical standards for directors and employees, will be posted on the Motorola Solutions website within four business days following the date of the amendment or waiver. There were no waivers in 2019.

OUR BOARD’S LEADERSHIP STRUCTURE

At the Annual Board meeting held in May 2011, the Board combined the roles of Chairman and Chief Executive Officer and appointed Gregory Q. Brown to serve as both Chief Executive Officer and Chairman of the Board and also appointed an independent director as Lead Independent Director. The Board reappointed Mr. Brown as Chairman of the Board and an independent director as Lead Independent Director at the Annual Board meetings held in 2012 through 2019. The Board determined that Mr. Brown’s thorough knowledge of Motorola Solutions’ business, strategy, people, operations, competition and financial position coupled with his leadership and vision made him well positioned to chair Board meetings and bring key business and stakeholder issues to the Board’s attention. Our Lead Independent Director, currently Mr. Denman, chairs the executive sessions of the Board and acts as a liaison between our Chairman and independent directors. If elected at the Annual Meeting of Shareholders, Mr. Denman will continue to serve as our Lead Independent Director.

AMENDMENT TO RETIREMENT AGE

In February of 2020, the Board amended the Board Governance Guidelines to change the director retirement age from 72 to 75.

COMMITTEES OF THE BOARD

To assist it in carrying out its duties, the Board has delegated certain authority to several committees. The Board currently has the following standing committees: (1) Audit, (2) Compensation and Leadership, (3) Governance and Nominating, and (4) Executive. The charters for each of the Audit Committee, Compensation and Leadership Committee and Governance and Nominating Committee are available on our website at https://investors.motorolasolutions.com/GovDocs. Committee membership as of December 31, 2019 (except as otherwise noted), the number of meetings of each committee during 2019, and the functions of each committee are described below:

AUDIT COMMITTEE

•   Assist the Board in fulfilling its oversight responsibilities as they relate to the Company’s accounting policies, internal controls, disclosure controls and procedures, financial reporting practices and legal and regulatory compliance.

•   Engage the independent registered public accounting firm.

2019 Meetings: 9
Judy C. Lewent (Chair) Clayton M. Jones Gregory K. Mondre

•   Monitor the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s internal auditors.

•   Maintain, through regularly scheduled meetings, a line of communication between the Board and the Company’s financial management, internal auditors and independent registered public accounting firm.

•   Oversee compliance with the Company’s policies for conducting business, including ethical business standards.

•   Review the Company’s overall financial position, asset utilization and capital structure.

•   Review the need for equity and/or debt financing and specific outside financing proposals.

•   Monitor the performance and investments of employee retirement and related funds.

•   Review the Company’s dividend payment plans and practices.

•   Prepare the report of the Audit Committee included in this Proxy Statement.

14	Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

COMPENSATION AND LEADERSHIP COMMITTEE

•   Assist the Board in overseeing the management of the Company’s human resources, including:

•   compensation and benefits programs;

•   CEO performance and compensation;

•   executive development and succession;

•   diversity efforts; and

•   evaluation of the Company’s senior management.

•   Review and discuss the Compensation Discussion and Analysis (“CD&A”) with management and make a recommendation to the Board on the inclusion of the CD&A in this Proxy Statement.

•   Prepare the report of the Compensation and Leadership Committee included in this Proxy Statement.

2019 Meetings 9
Anne R. Pramaggiore (Chair) Egon P. Durban Joseph M. Tucci*

GOVERNANCE AND NOMINATING COMMITTEE

•   Identify individuals qualified to become Board members, consistent with the criteria approved by the Board.

•   Recommend director nominees and individuals to fill vacant positions and to serve on committees.

•   Assist the Board in interpreting the Company’s Board Governance Guidelines, the Board’s Principles of Conduct and any other similar governance documents adopted by the Board.

•   Oversee the evaluation of the Board and its committees.

•   Review the independence of directors and evaluate and/or approve related party transactions.

•   Oversee the governance and compensation of the Board.

•   Review the Company’s environmental, social and governance strategy, initiatives and policies.

2019 Meetings: 5
Kenneth D. Denman (Chair) Gregory K. Mondre Joseph M. Tucci

EXECUTIVE COMMITTEE	• Act for the Board between meetings on matters already approved in principle by the Board. • Exercise the authority of the Board on specific matters assigned by the Board from time to time.
2019 Meetings: 0
Gregory Q. Brown (Chair) Kenneth D. Denman (Lead Independent Director) Judy C. Lewent Anne R. Pramaggiore

*	If elected at the Annual Meeting, Mr. Tucci will become the Chair of the Compensation and Leadership Committee on May 11, 2020

Attendance at Board Meetings

The Board held five meetings during 2019. Overall attendance at Board and committee meetings was 96%. Each incumbent director attended 100% of the combined total meetings of the Board and the committees on which he or she served during 2019, except for one director that attended 86% and one director that attended 80% of such meetings. At the Board meetings, independent directors of the Company meet regularly in executive session without management as required by the Board Governance Guidelines and NYSE listing standards. Generally, executive sessions are held in conjunction with regularly-scheduled meetings of the Board. In 2019, the non-employee independent members of the Board met in executive session five times. In addition, Board members are expected to virtually attend the Annual Meeting as provided in the Board Governance Guidelines. All of the directors who stood for election at the 2019 Annual Meeting attended that meeting.

INDEPENDENCE

On March 12, 2020, the Board made the determination, based on the recommendation of the Governance and Nominating Committee and in accordance with our Director Independence Guidelines, that the current non-employee directors, Mr. Denman, Mr. Durban, Mr. Jones, Ms. Lewent, Mr. Mondre, Ms. Pramaggiore, Mr. Tucci, and former non-employee director Mr. Scott, were independent during the periods in 2019 and 2020 that they were members of the Board. Mr. Brown does not qualify as an independent director because he is an Executive Officer of the Company. See Motorola Solutions’ Relationship with Entities Associated with Independent Directors for further details.

Determining Independence

The Director Independence Guidelines include both the NYSE independence standards and additional independence standards the Board has adopted to determine if a relationship that a Board member has with the Company is material. We have adopted a stricter application of the NYSE independence standards requiring a look-back of four years when assessing independence in connection with a director’s (i) status as an employee of the Company, (ii) direct compensation from the Company in excess of $120,000, (iii) relationship with our internal or external auditor, and (iv) employment with a company that has made payments to, or received payments from, the Company for property or services.

Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	15

A complete copy of the Director Independence Guidelines is available on the Company’s website at https://investors.motorolasolutions.com/GovDocs.

Motorola Solutions’ Relationship with Entities Associated with Independent Directors

When assessing independence, each of Ms. Pramaggiore and Mr. Scott had relationships with entities that were reviewed by the Board under independence standards covering contributions or payments to charitable or similar not-for-profit organizations. In addition, each of Mr. Denman, Mr. Durban, Mr. Jones, Ms. Lewent, Mr. Mondre, Ms. Pramaggiore, Mr. Scott, and Mr. Tucci had relationships with entities that were reviewed by the Board under independence standards covering payments to, or received from, other entities. In each case, the payments or contributions were significantly less than the NYSE independence standards or the Director Independence Guidelines adopted by the Board, or did not constitute a disqualifying event under such standards and were determined by the Board to be immaterial.

Independent Members of the Audit, Compensation and Leadership and Governance and Nominating Committees

The Board has determined that all of the current members of the Audit Committee, the Compensation and Leadership Committee and the Governance and Nominating Committee are independent within the meaning of the Director Independence Guidelines, applicable rules of the SEC and the NYSE listing standards for independence.

RELATED PERSON TRANSACTION POLICY AND PROCEDURES

The Company has established a written related person transaction policy and procedures (the “RPT Policy”) to assist it in reviewing transactions in excess of $120,000 (“Transactions”) involving the Company and its subsidiaries and Related Persons (as defined below). The RPT Policy supplements our other conflict of interest policies set forth in the Principles of Conduct for Members of the Motorola Solutions, Inc. Board of Directors, the Code of Business Conduct for employees and our other internal procedures.

For purposes of the RPT Policy, a Related Person includes directors, director nominees and executive officers of the Company since the beginning of the Company’s last fiscal year, beneficial owners of 5% or more of any class of voting securities of the Company and members of their respective immediate families. The Governance and Nominating Committee reviews all RPT Policy matters.

The RPT Policy provides that any Transaction since the beginning of the last fiscal year is to be promptly reported to the Company’s Secretary. The Secretary will assist with gathering important information about the Transaction and present the information to the Governance and Nominating Committee. The Governance and Nominating Committee will determine whether the Transaction is a Related Person Transaction and, if so, approve, ratify or reject the Related Person Transaction. In approving, ratifying or rejecting a Related Person Transaction, the Governance and Nominating Committee will consider such information as it deems important to conclude if the Transaction is fair to the Company and its subsidiaries.

During 2019, Paul Czerwinski, our CEO’s son-in-law, was employed by the Company. Mr. Czerwinski was the Director of Sales—Strategic Project Team and his total compensation in 2019 was approximately $209,758, which includes salary and bonus. Mr. Czerwinski also participated in the Company’s general welfare plans and received benefits comparable to those received by persons in similar positions within the Company. The Governance and Nominating Committee reviewed and pre-approved this relationship in 2019.

On September 5, 2019, the Company entered into an investment agreement with affiliates of Silver Lake (the “New Investment Agreement”), pursuant to which the Company issued to Silver Lake $1 billion aggregate principal amount of 1.75% senior convertible notes due 2024 (the “2024 Notes”). The New Investment Agreement provides that Silver Lake will, subject to certain conditions, continue to have rights to representation on the Board and requires that, for so long as Silver Lake has rights to nominate a director to the Board, the Company will include a Silver Lake designee on its slate of nominees for election to the Board at each of the Company’s meetings of stockholders in which directors are to be elected and to use its reasonable efforts to cause the election of such person. The New Investment Agreement also imposes certain standstill obligations and transfer restrictions on Silver Lake, and requires that during a specified period and subject to certain exceptions, Silver Lake will vote shares of the Company’s common stock beneficially owned by it in support of Company-nominated directors and otherwise in accordance with the recommendation of the Board. As of the date of this proxy statement, the outstanding aggregate principal amount of the 2024 Notes is $1 billion. On March 15, 2020, the Company paid its first interest payment on the 2024 Notes, of $9.24 million. The Company did not pay any interest on the 2024 Notes in 2019.

In connection with the New Investment Agreement, on September 5, 2019, the Company amended the existing investment agreement, dated as of August 4, 2015, by and among the Company and affiliates of Silver Lake (the “Existing Investment Agreement”) to, among other things, terminate the board nomination rights of the applicable Silver Lake funds under the Existing Investment Agreement.

On September 5, 2019, affiliates of Silver Lake who were holders of the Company’s 2.0% senior convertible notes due 2020 (the “2020 Notes”) exercised their conversion rights in respect of $600 million aggregate principal amount of the 2020 Notes. The Company settled its conversion obligation to the applicable Silver Lake affiliates by paying cash in the aggregate amount of $600 million and delivering approximately 5.5 million shares of the Company’s common stock (the “Conversion Transaction”), substantially all of which were sold by such Silver Lake affiliates in an underwritten offering that closed on September 9, 2019.

16	Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

On September 5, 2019, the Company also agreed to repurchase from an affiliate of Silver Lake the remaining $200 million principal amount of the 2020 Notes for aggregate consideration of approximately $525 million in cash (the “Repurchase Transaction”).

Egon Durban and Greg Mondre are members of our Board and are Co-CEOs of Silver Lake. At the time of the New Investment Agreement, the amendment to the Existing Investment Agreement, the Conversion Transaction and the Repurchase Transaction (the “Silver Lake Transactions”), both Mr. Durban and Mr. Mondre were Managing Partners and Managing Directors of Silver Lake. Mr. Durban and Mr. Mondre recused themselves from the Board vote to approve the Silver Lake Transactions. The Governance and Nominating Committee reviewed and approved the Silver Lake Transactions in 2019.

As of February 28, 2020, Silver Lake and its affiliates beneficially owned 70 shares of the Company’s common stock which shares, if held as of the record date, would be entitled to be voted at the Annual Meeting and would be subject to the voting obligations set forth in the New Investment Agreement.

Motorola Solutions had no other Related Person Transactions in 2019.

HOW YOU CAN COMMUNICATE WITH OUR BOARD

All communications to the Board of Directors, Chairman of the Board, the non-management directors or any individual director, must be in writing and addressed to them c/o Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661 or by email to boardofdirectors@MotorolaSolutions.com. Our Secretary reviews all written communications and forwards to the Board a summary and/or copies of any such correspondence that, in the opinion of the Secretary, deals with the functions of the Board or Board committees or that she otherwise determines requires the Board’s or any Board committee’s attention.

HOW WE DETERMINE DIRECTOR COMPENSATION

The Governance and Nominating Committee recommends to the Board the compensation for non-employee directors, which is to be consistent with market practices of other similarly situated companies and takes into consideration the impact on non-employee directors’ independence and objectivity. The Board has asked the Compensation and Leadership Committee to assist the Governance and Nominating Committee in making such recommendations. The charter of the Governance and Nominating Committee does not permit it to delegate director compensation matters to management, and management has no role in recommending the amount or form of director compensation.

HOW OUR DIRECTORS ARE COMPENSATED

As of the May 16, 2017 Board meeting, non-employee director compensation was set as follows on an annual basis:

Cash Compensation	Annual Compensation (paid quarterly)

Annual Cash Retainer	$100,000

Lead Independent Director Fee	$25,000*

Audit Committee Chairperson Fee	$25,000

Compensation and Leadership Committee Chairperson Fee	$20,000

Governance and Nominating Committee Chairperson Fee	$15,000

Audit Committee Member Fee	$10,000
Equity Compensation	Annual Compensation (paid annually)

Annual Equity Grant	$190,000

*	At the February 13, 2020 Board meeting, the Lead Independent Director Fee was increased to $40,000 effective as of May 11, 2020.

During 2019, a director could elect to receive all or a portion of his or her annual cash retainer and other cash fees in the form of (i) deferred stock units (“DSUs”) that settle when the director terminates service, (ii) DSUs that settle after one year (unless service is earlier terminated), or (iii) outright shares. Directors could also elect to receive the annual equity grant in the form of (i) DSUs that settle when the director terminates service, or (ii) DSUs that settle after one year (unless service is earlier terminated). These choices allow directors to engage in tax planning appropriate for their circumstances. Notwithstanding earlier settlement or receipt of shares, directors must hold all shares awarded or paid to them until termination of service from the Board.

Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	17

On May 13, 2019, each then non-employee director received a DSU award of 1,327 shares of Common Stock. The number of DSUs awarded was determined by dividing $190,000 by the fair market value of a share of Common Stock on the date of grant (rounded up to the next whole number) based on the closing price on the date of grant. For a non-employee director who becomes a member of the Board of Directors after the annual grant of deferred stock units, the award will be prorated based on the number of full months to be served until the next annual meeting of shareholders ($15,833.33 per month) divided by the closing price of the Common Stock on the day of election to the Board.

Non-employee directors are not eligible to participate in the Motorola Solutions Management Deferred Compensation Plan. Motorola Solutions does not have a non-equity incentive plan or pension plan for non-employee directors. Non-employee directors do not receive any additional fees for attendance at meetings of the Board or its committees, or for additional work done on behalf of the Board or a committee. The Company also reimburses its directors and, in certain circumstances, spouses who accompany directors, for travel, lodging and related expenses they incur in attending Board and committee meetings or other meetings as requested by Motorola Solutions. Mr. Brown, who was an employee during 2019, received no additional compensation for serving on the Board.

The following table further summarizes compensation paid to the non-employee directors during 2019.

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2)(3) (c)	All Other Compensation ($) (g)	Total ($) (h)

Kenneth D. Denman	131,667	190,066	–	321,733
Egon P. Durban	0	290,399	–	290,399
Clayton M. Jones	110,000	190,066	–	300,066

Judy C. Lewent	125,000	190,066	–	315,066

Gregory K. Mondre	0	300,260	–	300,260

Anne R. Pramaggiore	60,000	250,411	–	310,411

Joseph M. Tucci	100,000	190,066	–	290,066

Former Director:

Samuel C. Scott III(4)	62,500	–	–	62,500

(1)

During 2019, directors could elect to receive all or a portion of their annual cash retainer or other cash fees in the form of (i) DSUs that settle when the director terminates service, (ii) DSUs that settle after one year (unless service is earlier terminated), or (iii) outright shares (in each case, rounded up to the next whole share). The amounts in column (b) are the portion of the annual cash retainer and any other fees the non-employee director has elected to receive in cash.

18	Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

(2)

The non-employee directors received an annual grant of DSUs on May 13, 2019. With respect to the annual grant of equity, Messrs. Denman, Durban, Jones, Mondre, Tucci and Ms. Pramaggiore elected to receive DSUs that settle at termination of service, and Ms. Lewent elected to receive DSUs that settle at termination or after one year, whichever is earlier, and these amounts are included in column (c). All amounts in column (c) are the aggregate grant date fair value of DSUs computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation–Stock Compensation (“ASC Topic 718”), including dividend equivalents, as applicable. The number of DSUs or shares of Common Stock received, including quarterly fees elected to be received in equity, and the fair value on each date of grant are as follows:

	March 29	May 13	June 28	September 30	December 31
Directors	Common Stock/ Deferred Stock Units	Annual Grant of Deferred Stock Units	Common Stock/ Deferred Stock Units	Common Stock/ Deferred Stock Units	Common Stock/ Deferred Stock Units

Kenneth D. Denman	–	1,327	–	–	–
Fair Value		$190,066

Egon P. Durban	179	1,327	150	147	156
Fair Value	$25,135	$190,066	$25,010	$25,050	$25,138

Clayton M. Jones	–	1,327	–	–	–
Fair Value		$190,066

Judy C. Lewent	–	1,327	–	–	–
Fair Value		$190,066

Gregory K. Mondre	196	1,327	165	162	171
Fair Value	$27,522	$190,066	$27,510	$27,606	$27,555

Anne R. Pramaggiore	107	1,327	90	89	94
Fair Value	$15,025	$190,066	$15,006	$15,166	$15,147

Samuel C. Scott III	–	–	–	–	–
Fair Value

Joseph M. Tucci	–	1,327	–	–	–
Fair Value		$190,066

(3)	The aggregate number of Motorola Solutions DSUs awards outstanding at December 31, 2019 includes accrued dividend equivalents or shares, is shown below:

Directors	Deferred Stock Units	Restricted Stock
Kenneth D. Denman	1,336	–
Egon P. Durban	14,018	–
Clayton M. Jones	10,192	–
Judy C. Lewent	5,649	–
Gregory K. Mondre	14,228	–
Anne R. Pramaggiore	20,971	–
Joseph M. Tucci	5,525	–
Former Director:
Samuel C. Scott III *	39,953	2,228

*	The total for Mr. Scott is as of his retirement from the Board on May 12, 2019.
(4)	Mr. Scott’s last day on the board was May 12, 2019.

Director Stock Ownership Guidelines

Our Board stock ownership guidelines provide that non-employee directors are expected to own Common Stock with a value equivalent to at least five times the annual cash retainer fee for directors within five years after the date of joining the Board. In addition, directors are required to hold all shares paid or awarded by the Company until their termination of service. For the purposes of these guidelines, Common Stock includes deferred stock units. As of December 31, 2019, all non-employee directors were in compliance with the stock ownership guidelines.

DIRECTOR RETIREMENT PLAN AND INSURANCE COVERAGE

In 1996, the Board terminated its director retirement plan and no current non-employee directors are entitled to receive retirement benefits.

Non-employee directors are covered by insurance that provides accidental death and dismemberment coverage of $500,000 per person. The spouse of each such director is also covered by such insurance when traveling with the director on business trips for the Company. The Company pays the premiums for such insurance. The total premiums for coverage of all such non-employee directors and their spouses during the year ended December 31, 2019 were $1,162.

Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	19

OUR COMPANY

WHO WE ARE

Motorola Solutions is a leading global provider of mission critical communications serving more than 100,000 customers in over 100 countries. We have a rich heritage of innovation spanning more than 90 years that continues to be driven by our more than 17,000 global employees. We are committed to running our business ethically, responsibly and as a good corporate citizen to the communities in which we live and serve. All of this together helped us deliver 42% in total shareholder return in 2019. We invest in our people and policies to ensure they are each individually dedicated to maintaining these commitments.

OUR LEADERSHIP TEAM

Our Chief Executive Officer’s team, the management Executive Committee (“EC”), is comprised of the following six individuals:

GINO BONANOTTE

Mr. Bonanotte is Executive Vice President and Chief Financial Officer of Motorola Solutions. He leads the Company’s global finance organization as well as information technology, supply chain operations, procurement and business development. He joined Motorola in 1988 and has held a number of key global financial leadership positions in his 30 years with the Company, including corporate financial planning, supply chain, strategy and market business development, mergers and acquisitions, and joint ventures. Mr. Bonanotte serves as president and treasurer and is on the board of directors of the Motorola Solutions Foundation. He is also a member of the President’s Council at the Museum of Science and Industry in Chicago.

Previous Experience

Corporate Vice President at Motorola Solutions, responsible for financial operations of the sales and product operations organizations

Education

Mr. Bonanotte graduated with a bachelor’s degree in business from Northern Illinois University and a master’s degree in business administration from the University of Chicago’s Booth School of Business

Executive Vice President and Chief Financial Officer
Joined Motorola Solutions: 1988 Age: 55

MARK HACKER

Mr. Hacker is Executive Vice President, General Counsel and Chief Administrative Officer of Motorola Solutions. He leads the Company’s legal, government affairs and human resources teams. Mr. Hacker is a member of both the Illinois and Pennsylvania state bars, has been a certified public accountant, and is an adjunct professor at Northwestern University School of Law. Mr. Hacker is on the board of directors of Business Executives for National Security, Skills for Chicagoland’s Future, St. Rita of Cascia High School in Chicago and the 100 Club of Chicago. He is also a member of the President’s Advisory Council of Villanova University.

Previous Experience

Senior Vice President and General Counsel, Motorola Solutions, overseeing legal, government affairs, global marketing, communications and the Motorola Solutions Foundation; Corporate Finance Associate, Buchanan Ingersoll & Rooney; Accountant, Arthur Andersen

Education

Mr. Hacker earned a bachelor’s degree in accountancy from Villanova University and a law degree from Villanova University School of Law

Executive Vice President, General Counsel and Chief Administrative Officer
Joined Motorola Solutions: 2001 Age: 48

20	Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

KELLY MARK

Mr. Mark is Executive Vice President, Software and Services, for Motorola Solutions. He is responsible for the Company’s software and services business, which includes recurring revenue solutions in managed and support services, public safety and enterprise command center software solutions and unified communications applications. Mr. Mark is also the Company’s executive sponsor for FIRST Robotics, which provides students with hands-on experiences building robots as they learn skills in science, technology, engineering and math (STEM).

Previous Experience

Senior Vice President, Managed and Support Services, Motorola Solutions, overseeing services strategy, offer design and delivery worldwide

Education

Mr. Mark earned a bachelor’s degree in business from the University of Illinois and a master’s degree in business administration from Harvard Business School

Executive Vice President, Software and Services
Joined Motorola Solutions: 1999 Age: 48

JACK MOLLOY

Mr. Molloy is Executive Vice President, Products and Sales for Motorola Solutions. He leads the Company’s worldwide sales organization and the product development of land mobile radio portfolio, as well as, video security and analytics. Mr. Molloy serves on the Sales Benchmark Index Advisory Board.

Previous Experience

Executive Vice President, Worldwide Sales & Services, Motorola Solutions, overseeing global sales, systems integration and managed and support services

Education

Mr. Molloy earned a bachelor’s degree in marketing from Northern Illinois University and a master’s degree in business administration from Loyola University

Executive Vice President, Products and Sales
Joined Motorola Solutions: 1994 Age: 48

RAJAN NAIK

Dr. Naik is Senior Vice President, Strategy and Ventures, for Motorola Solutions. He is responsible for the corporate strategy organization, chief technology office, venture capital portfolio and competitive and market intelligence. Dr. Naik serves on the board of directors for CSG International.

Previous Experience

Senior Vice President and Chief Strategy Officer, Advanced Micro Devices; Partner, Technology/Media/Telecom, McKinsey & Company

Education

Dr. Naik earned a bachelor’s degree in engineering from Cornell University and a doctorate in engineering from the Massachusetts Institute of Technology

Senior Vice President, Strategy and Ventures
Joined Motorola Solutions: 2015 Age: 48

Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	21

CYNTHIA YAZDI

Ms. Yazdi is Senior Vice President, Chief of Staff, Marketing and Communications and Motorola Solutions Foundation. She is responsible for supporting the Chairman and CEO of Motorola Solutions and for worldwide marketing and communications for the Company, as well as the Motorola Solutions Foundation. Ms. Yazdi serves on the board of the American Red Cross of Chicago.

Previous Experience

Has held a variety of leadership positions in strategy and operations roles during her 18-year career with the Company; most recently, she led product and business operations for the Asia Pacific and Middle East regions

Education

Ms. Yazdi earned a bachelor’s degree in civil engineering from Concordia University

Senior Vice President, Chief of Staff, Marketing and Communications and Motorola Solutions Foundation
Joined Motorola Solutions: 2000 Age: 55

22	Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

PROPOSAL NO. 2 — RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. PwC has acted in this capacity since 2019, following a competitive proposal process. We are asking our shareholders to ratify the appointment of PwC as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of PwC to our shareholders for ratification as a matter of good corporate governance.

Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will have the opportunity to respond to appropriate questions from shareholders. In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

KPMG LLP (“KPMG”) was the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. Services provided to the Company and its subsidiaries by PwC and KPMG in fiscal years 2019 and 2018 are described under Audit Committee Matters—Independent Registered Public Accounting Firm Fees.

Former Independent Registered Public Accounting Firm

The Company dismissed KPMG as its independent registered public accounting firm effective upon the issuance by KPMG of their reports on the consolidated financial statements as of and for the year ended December 31, 2018 and the effectiveness of internal control over financial reporting as of December 31, 2018 included in the filing of the 2018 Form 10-K.

The audit reports of KPMG on the Company’s consolidated financial statements for the fiscal year ended December 31, 2018 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the Company’s fiscal year ended December 31, 2018, (i) there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K) with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference thereto in their reports on the consolidated financial statements for such years; and (ii) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided KPMG with a copy of its Current Report on Form 8-K and requested that KPMG furnish it with a letter addressed to the SEC stating whether it agrees with the statements made by the Company herein and if not, stating the respects in which it does not agree. A copy of KPMG’s letter dated May 17, 2018, is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 17, 2018.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP.

Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	23

OUR PAY

PROPOSAL NO. 3 — ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934 (“Exchange Act”), we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers (“NEOs”) as disclosed in this Proxy Statement. The Board has adopted a policy providing for annual “say-on-pay” advisory votes. Although the vote is non-binding, the Board and Compensation and Leadership Committee will review and consider the outcome of the vote when considering future executive compensation arrangements. In deciding how to vote on this proposal, the Board encourages you to read the Compensation Discussion and Analysis, below, for a detailed description of our executive compensation philosophy and programs. In particular, you should consider the following factors, which are more fully discussed in the Compensation Discussion and Analysis:

•	We actively engage our shareholders on their views and consider this input when designing our executive compensation programs.

•	Our programs are designed to pay for performance, so a majority of the NEOs’ total compensation is based on the performance of the Company and 100% of their long-term incentives are performance-based.

•

Our executive compensation program incorporates many leading practices to ensure ongoing good governance, including a “clawback” policy, anti-hedging and anti-pledging, stock ownership guidelines and no excise tax gross-ups.

For the reasons discussed above, the Board unanimously recommends that shareholders vote in favor of the following resolution:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the named executive officers, as described in the Compensation Discussion and Analysis, the 2019 Summary Compensation Table and other related tables and disclosures in this Proxy Statement.”

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED FOR THE ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

24	Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	25

SAY ON PAY VOTE RESULTS AND SHAREHOLDER ENGAGEMENT

HISTORICAL SAY ON PAY RESULTS

The Compensation and Leadership Committee (the “Committee”) strives to ensure our executive compensation program aligns with the interests of our shareholders and adheres to our pay-for-performance philosophy. Our executive compensation program, in place since 2015, has historically received very strong shareholder support (averaging over 96% approval from 2015 to 2017). After a low level of support in 2018, we took concrete steps to understand and respond to our shareholders’ concerns. Our shareholders appreciated the level of direct responsiveness, which resulted in 92% shareholder support for our 2019 Say on Pay (“SOP”) vote.

PROXY	2015	2016	2017	2018	2019

SOP RESULT	97.4%	96.4%	95.6%	69.1%	92.3%

2019 SHAREHOLDER ENGAGEMENT

Consistent with prior years, our shareholder engagement process in 2019 was multifaceted and continuous. Our efforts included monitoring trends, seeking input on pay practices and corporate governance, and engaging investors and shareholder groups on pay topics. We conduct targeted outreach efforts twice a year with shareholders, institutional investors and proxy advisory firms.

Every year, our shareholders’ perspective is a critical input considered by the Committee for determining executive compensation. Even with a strong SOP result, we continued our outreach efforts in 2019, which included:

•	Spring: followed up with our top 25 shareholders from early 2019 (approximately 58% ownership) to collect feedback

•	Fall/Winter: offered to engage with our top 25 shareholders (approximately 62% ownership) to hear their perspectives and understand any concerns

BOARD RESPONSIVENESS

After our SOP vote in 2018, our shareholders provided consistent feedback on how to improve aspects of our CEO’s pay and specific incentive program features. Based on this feedback, we made several changes in 2018, which continued in 2019:

•	Eliminated cash from CEO long-term incentives by paying any active Long Range Incentive Plan (“LRIP”) cycles in stock

•	Increased CEO stock ownership requirement from 6x to 10x base salary

•	Disclosed CEO goals and achievement level, as reviewed by the Board, starting in 2018

•

Removed the 25% cap on the Committee’s ability to reduce a payout under the LRIP and performance options (“POs”) when total shareholder return (“TSR”) is negative, thus providing the Committee with full discretion to decrease the payout

Overall, feedback from our shareholders was positive in 2019, recognizing the significant level of Board responsiveness in 2018, the strength of our management team and their continued support of our performance-based programs.

EXECUTIVE SUMMARY

NAMED EXECUTIVE OFFICERS

Our Compensation Discussion and Analysis (the “CD&A”) describes the Company’s executive compensation philosophy and programs, which are governed by the Committee. The CD&A includes 2019 total compensation for our active Named Executive Officers (“NEOs”) who are listed below.

GREGORY Q. BROWN Chairman and Chief Executive Officer	MARK S. HACKER Executive Vice President, General Counsel and Chief Administrative Officer

GINO A. BONANOTTE Executive Vice President and Chief Financial Officer	KELLY S. MARK Executive Vice President, Software and Services

JOHN P. MOLLOY Executive Vice President, Products and Sales

26	Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

OUR BUSINESS

Motorola Solutions is a global leader in mission-critical communications and analytics. Our technology platforms in mission critical communications, command center software, and video security and analytics, bolstered by our managed and support services, make cities safer and help communities and businesses thrive. We serve more than 100,000 public safety and commercial customers in over 100 countries and have a rich heritage of innovation spanning more than 90 years.

KEY SOLUTIONS

Land Mobile Radio (LMR)	Public Safety LTE	Services	Video Solutions & Analytics	Public Safety Command Center

$7.9 BILLION	17,000+ EMPLOYEES	5,700+ PATENTS	HEADQUARTERS
in annual sales (2019)	in 60 countries	granted	500 West Monroe Street Chicago, IL USA
$687 MILLION	100,000+ CUSTOMERS	13,000 NETWORKS	CHAIRMAN & CEO
in R&D spending (2019)	in over 100 countries	installed across the globe	Greg Brown

We offer comprehensive solutions that help our customers work safely and efficiently. These solutions are designed to be “purpose-built” for the unique needs of our customers, which include customers in the government, public safety and commercial verticals.

COMPANY PERFORMANCE

Our TSR significantly outperformed the S&P 500 again in 2019, 42% compared to 31%, and over the past three years, 105% compared to 53%. Additionally, 2019 was another record year for other key financial metrics such as revenue and ending backlog.

Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	27

Record Results

2019 was another record year for:

•   Revenue (including increased recurring revenue)

•   Ending Backlog

•   Non-GAAP Operating Earnings (“non-GAAP OE”)—short-term incentive plan metric

•   Free Cash Flow—short-term incentive plan metric

When making compensation decisions, the Committee considers specific accomplishments in 2019, as well as how those accomplishments position us to execute against our growth and expansion strategy.

PAYING FOR PERFORMANCE

CEO Framework

Annually, individual performance objectives for Mr. Brown are established collaboratively with the Board and progress is reviewed throughout the year. When determining Mr. Brown’s earned incentives and annual target compensation opportunities, the Board evaluates performance against four main categories:

•	Annual Financial Goals—revenue, earnings per share and dividends

•	Annual Operational/Non-Financial Goals—backlog, customer experience and key litigation

•	Long-Term Strategic Initiatives—expansion of product and service offerings, more integrated solutions and acquisitions

•	People—organizational optimization, talent development and succession planning

Specific accomplishments considered for 2019 with respect to these categories are listed in the “CEO Individual Performance” section.

In recognition of the dynamic and broad-based range of Mr. Brown’s responsibilities, we do not assign a specific weight to each category. The individual performance categories do, however, reflect the Committee’s perspective that both current year results, as well as the quality of the foundation laid for future growth, are equally worthy of consideration. Additionally, the Committee reviews the momentum of the business—multiple year trajectory of key metrics—when reviewing Mr. Brown’s performance. As a result, for example, the Committee looks at annual revenue and earnings growth as well as multi-year trends of these metrics, while also focusing on the Company’s execution of pivotal acquisitions and the attraction of critical talent to the Company’s growth areas.

Short-Term Incentive Plan Results

The Executive Officer Short Term Incentive Plan (“STIP”) provides annual cash incentives to executives based on a combination of objective Company-wide financial performance targets and unique individual executive performance goals. Given the broad range of strategic activities necessary to execute the major transformation of our business, the Company performance factor is multiplied by an Individual Performance Factor (“IPF”) to reward our executives for accomplishments beyond strong financial results. The IPF is based on the Compensation and Leadership Committee’s subjective and thorough review of each NEO’s individual performance throughout the year. Specific accomplishment highlights considered with making IPF decisions for 2019 are listed in the “CEO Individual Performance” and “Other NEO Individual Performance” sections below.

Company-Wide Financial Performance

In 2019, we were just below our operating plan for non-GAAP OE and exceeded our operating plan for Free Cash Flow, resulting in a Company performance factor of 1.03. The performance targets were set to incent 14% improvement in non-GAAP OE and 7% improvement in Free Cash Flow.

COMPANY PERFORMANCE MEASURE	MINIMUM	TARGET	MAXIMUM	2019 RESULT	COMPANY PERFORMANCE FACTOR	MEASURE WEIGHT	WEIGHTED RESULT

Non-GAAP OE1 (in millions)	$1,692	$1,990	$2,289	$1,975	0.99	65%	0.65

Free Cash Flow[2] (in millions)	$1,106	$1,475	$1,770	$1,575	1.09	35%	0.38

TOTAL							1.03

28	Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

[1]

Non-GAAP OE is our reported GAAP Operating Earnings excluding share-based compensation expense, reorganization of business charges, intangibles amortization expenses, operating lease asset impairments, losses on legal settlements, and acquisition related transaction fees.

[2]	Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, the comparative 2018 amount included a $500 million voluntary debt-funded pension contribution.

CEO Individual Performance

The Committee uses the IPF in the STIP to capture key qualitative and quantitative objectives important to the execution of annual contributions to our long-term strategies. Mr. Brown’s IPF incorporates both his individual accomplishments and his role in supporting the accomplishments of his leadership team, for which he is accountable.

Mr. Brown’s 2019 IPF of 1.4 was derived from his accomplishments under the CEO framework. Highlights from his accomplishments in each category are provided in the table below.

2019 ACCOMPLISHMENT HIGHLIGHTS
ANNUAL FINANCIAL GOALS

•   Financial performance met or exceeded financial plan in all key metrics

•   Achieved revenue growth of 7% to $7.9 billion, another Company record following a record in 2018

•   Achieved 5% organic revenue growth[1] which exceeded our plan

•   Non-GAAP operating earnings increased 14%, resulting in another Company record following a record in 2018

•   Non-GAAP earnings per share increased 11%, which exceeded our plan

•   Executed total shareholder return that significantly outperformed the S&P 500 in 2019 (42% compared to 31%)

ANNUAL OPERATIONAL/NON- FINANCIAL GOALS

•   Backlog increased 6% to $11.3 billion, another Company record following a record in 2018

•   Won critical litigation against China-based Hytera for trade secret misappropriation and copyright infringement

•   Increased patent portfolio by 575 to 5,700 issued patents and significantly expanded software copyright filings

•   De-risked U.S. pension by $1 billion

•   Won largest Canadian contract in our history

LONG-TERM STRATEGIC INITIATIVES

•   Acquired WatchGuard, expanding our mobile video security solutions for public safety

•   Acquired Avtec, expanding our dispatch communications solutions for public safety and commercial customers

•   Launched APX Next, our next generation P25 device with embedded LTE capability and recognized as one of the 10 most important product innovations in 2019 by Fast Company

•   Extended U.K. Emergency Services Network contract through 2024

•   Established the Motorola Technology Advisory Council to advise and assess on societal impact of complex emerging technologies

PEOPLE

•   Hired 2,500 new employees and acquired 900 new employees

•   Appointed 13 new vice presidents, 54% of whom are diverse

•   Invested in leadership development programs for our high-potential women, including Leading Women Executives and Bonfire Women

•   Earned several recognitions including Fortune’s World’s Most Admired Companies, Bloomberg’s 50 Companies to Watch in 2020, WayUp’s Top 100 Internship Program, Wall Street Journal’s Management Top 100 and Barron’s 100 Most Sustainable Companies

In sum, the Committee has determined that Mr. Brown’s performance warrants application of a 1.4 IPF. The 2019 financial performance set records for many metrics, for the third year in a row. Revenue, backlog, stock price appreciation and TSR were double digit increases. Strategic acquisitions in 2019, such as Avtec and WatchGuard, continued to enhance our video analytics capabilities. These results, as well as continued key talent refreshment, have given the Company not only its best year on record based on the results described above, but in the Committee’s view, positioned the Company for future growth.

[1]	Defined as net sales calculated under GAAP excluding net sales from acquired business owned for less than four full quarters.

Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	29

Other NEO Individual Performance

Other NEO individual performance objectives coalesce with Mr. Brown’s objectives, as set by the Board. Mr. Brown evaluated the other NEOs’ individual performance based primarily, but not exclusively, on the same categories in the CEO framework and made the following recommendations which were approved by the Committee.

The below table includes highlights from each NEO’s many accomplishments that contributed to the Company’s success in 2019. For the purposes of this table, accomplishments have been ascribed to a specific category, though many of them impact multiple categories.

	IPF	ANNUAL FINANCIAL AND OPERATIONAL GOALS	LONG-TERM STRATEGIC INITIATIVES	PEOPLE

BONANOTTE	1.4

•  Extended Silver Lake relationship for five years by replacing prior convertible note with new $1 billion convertible note

•  Refinanced $850 million of debt, lowering interest expense and extending weighted average maturity of debt by six years

•  Completed $2.2 billion commercial paper program and early pay-off of $400 million Avigilon term loan

•  De-risked U.S. pension plan by offering lump sum buyout resulting in reduction of projected benefit obligation by $1B and net pension liability by $200 million

•  Amended U.K. pension program, reducing pension liability by $80 million

•  Completed sale of Berlin, Germany facility ahead of schedule and under budget

•  Led business development efforts for $945 million in acquisitions

•  Drove significant e-commerce launches, including new subscription modes and B2B direct

•  Completed integration of new auditing firm following a 60-year relationship with prior firm

•  Implemented robotic process automation for over 100 financial workflows

•  Led significant talent refresh in supply chain and procurement teams, resulting in comprehensive leadership changes and material reductions at the director level

•  Addressed talent gaps and drove culture change through hiring of 160 new employees

MOLLOY	1.4

•  Grew total revenue 7%

•  Exceed business plan for Avigilon and significantly expanded Avigilon sales coverage

•  Achieved record year for device sales

•  Achieved fifth consecutive year of revenue growth in North America

•  Reduced operating expenses $25 million

•  Increased ending backlog $659 million

•  Created Video Security Solutions business unit to lead integrated video portfolio

•  Launched APX Next device, our next generation P25 radio with embedded LTE capability

•  Launched MotoTRBO Nitro, our first CBRS device that combines private broadband data with mission-critical voice

•  Reorganized EMEA and Asia Pacific sales into a consolidated international team for greater focus on direct and channel sales

•  Reorganized infrastructure and devices teams into a consolidated team to drive platform development approach

•  Hired new leader for the Latin America region

30	Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

	IPF	ANNUAL FINANCIAL AND OPERATIONAL GOALS	LONG-TERM STRATEGIC INITIATIVES	PEOPLE

HACKER	1.4

•  Significantly increased software copyright filings, expanded software patent families and filed a record number of patent applications covering APX Next

•  Supported completion of several strategic acquisitions, venture capital investments, Silver Lake extension, U.S. pension de-risking and debt refinancing

•  Drove enhanced shareholder engagement and disclosures regarding ESG and executive compensation

•  Executed our global offensive litigation strategy to protect our innovation and defend our intellectual property rights, including winning a $765 million jury verdict against Hytera in U.S. Federal court for trade secret misappropriation and copyright infringement

•  Established Motorola Technology Advisory Council to assess and advise on the societal impact of artificial intelligence and other complex emerging technologies

•  Successfully advocated for legislative and regulatory outcomes that supported public safety and law enforcement

•  Led executive committee talent management initiatives including significant vice president talent refresh and improved succession planning

•  Reorganized human resources team to drive increased data-analytics approach to people decisions

•  Achieved Top 100 Internship Program award for second consecutive year

MARK	1.4	• Grew Software and Services revenue 14% • Grew Software and Services gross margins • Grew Software and Services operating margins by 330 basis points

•  Launched several new command center software improvements

•  Drove the enablement of our command center software in the cloud

•  Integrated the acquisition of VaaS into our command center software suite

•  Expanded our service offerings with WAVE, cyber security, APX Next, Nitro and TRBO product lines

•  Led extension of U.K. Emergency Services Network contract through 2024

•  Restructured software team to focus on cloud services, next generation call services and software suite sales

•  Reorganized international services teams into a consolidated team to drive operational improvements and growth of our international services business

2019 NEO Short-Term Incentive Payouts

As detailed earlier, the Committee assessed and determined Mr. Brown and the other NEOs largely exceeded their qualitative and quantitative individual performance objectives. To recognize and reward these achievements, the Committee has approved the following individual performance and total STIP payouts.

NEO	ELIGIBLE EARNINGS	STIP TARGET (%)	COMPANY PERFORMANCE FACTOR	INDIVIDUAL PERFORMANCE FACTOR	STIP AWARD ($)	AWARD AS % OF TARGET

BROWN	$1,250,000	175%	1.03	1.40	$3,154,375	144%

BONANOTTE	$695,846	95%	1.03	1.40	$953,240	144%

MOLLOY	$703,769	95%	1.03	1.40	$964,094	144%

HACKER	$600,846	95%	1.03	1.40	$823,099	144%

MARK	$535,654	95%	1.03	1.40	$733,792	144%

Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	31

Long-Term Incentive Plan Results

Our long-term incentive program (“LTI”) is 100 percent performance-based and provides awards that are earned based on either relative TSR or change in absolute stock price. Our plan not only rewards long-term stock price performance, but also ensures that our TSR outperforms the median of the S&P 500 in order to receive a target payout.

Long Range Incentive Plan and Performance Options

The 2017-2019 LRIP cycle and POs granted in 2017 were earned based on
TSR relative to the S&P 500 over the three-year performance period.
MSI’s three-year cumulative TSR performance of 122.1% resulted in a 93rd percentile rank versus S&P 500 companies, with awards earned at 250% of target. TSR calculation is defined in the “2019
Annual Compensation Elements” section below.

2017-2019 LRIP	POs ($81.37 exercise price)
RELATIVE TSR PAYOUT SCALE (S&P 500)
PERCENTILE RANK	PAYOUT	TSR
MSI (93rd Percentile)	250%	122.1%
90th - 100th Percentile	250%	103.9%
80th - 89.99th Percentile	200%	79.0%
70th - 79.99th Percentile	175%	64.7%
60th - 69.99th Percentile	150%	52.0%
55th - 59.99th Percentile	110%	45.8%
50th - 54.99th Percentile	90%	39.1%
45th - 49.99th Percentile	80%	33.0%
35th - 44.99th Percentile	50%	17.9%
30th - 34.99th Percentile	30%	12.0%
<30th Percentile	0%

Market Stock Units

One-third of the market stock units (“MSUs”) granted in 2016, 2017 and 2018 were earned in 2019 based on absolute stock price appreciation. These awards were earned at 200% (maximum), 174% and 131% of target, respectively, with corresponding stock price appreciation.

Grant Date: March 10, 2016 3rd of 3 Tranches Earned	Grant Date: March 9, 2017 2nd of 3 Tranches Earned	Grant Date: March 8, 2018 1st of 3 Tranches Earned
Beginning stock price: $68.50 Ending stock price: $137.75	Beginning stock price: $79.35 Ending stock price: $137.75	Beginning stock price: $105.04 Ending stock price: $137.75
PAYOUT = 200% OF TARGET	PAYOUT = 174% OF TARGET	PAYOUT = 131% OF TARGET

EVOLUTION OF OUR CEO’S PAY PROGRAM

This section outlines Mr. Brown’s compensation since Motorola Solutions became a publicly traded company in January 2011. Additional detail for each component of pay, including changes from 2018 to 2019, and the corresponding rationale, can be found in the “2019 Annual Compensation Elements” section below.

2011-2019 CEO Compensation

The Committee reviews Mr. Brown’s compensation in an effort to deliver a competitive, but responsible, target compensation package. Throughout Mr. Brown’s 12 years as CEO, the Committee has exercised their discretion to both increase and decrease Mr. Brown’s target compensation, as they have deemed appropriate.

32	Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Since 2011, the Committee has decreased Mr. Brown’s short-term cash compensation and increased his long-term compensation and provided a net increase of 34.2% over the nine years. During this same time, Mr. Brown has guided the Company through a significant transformation and Motorola Solutions has delivered TSR of 413%.

PAY COMPONENT	2011	2019	% CHANGE	COMMENTS

BASE SALARY	$1,200,000	$1,250,000	4.2%

In 2014, Mr. Brown received an amended employment agreement which increased his base salary $50,000 and lowered his target incentive to 150%, resulting in a 18.6% decrease to Target Total Cash. In 2018, the Committee increased Mr. Brown’s target from 150% to 175%.

STIP TARGET %	220%	175%	-20.5%
TARGET TOTAL CASH	$3,840,000	$3,437,500	-10.5%

LRIP	$3,000,000	$3,704,166	23.5%

Beginning with the cycle that ended in 2018, Mr. Brown will receive LRIP payouts in stock, thus eliminating cash from his LTI program. Starting in 2019, Mr. Brown’s LRIP was denominated 100% in performance stock units (“PSUs”).

EQUITY	$4,000,000	$7,408,334	85.2%	In 2015, the Committee replaced Mr. Brown’s stock options and RSUs (containing a stock price hurdle) with POs and MSUs, improving the long-term performance orientation of the program.
TOTAL LTI	$7,000,000	$11,112,500	58.8%

TARGET TOTAL COMPENSATION	$10,840,000	$14,550,000	34.2%	AVERAGE ANNUAL INCREASE OVER NINE YEARS IS 3.8%.

CEO Compensation vs. TSR

Over this nine year period, Mr. Brown’s target compensation program has been managed to provide appropriate pay levels in relation to returns for our shareholders. An even stronger relationship holds true when considering Mr. Brown’s compensation as reported in the Summary Compensation Table, which is a mix of current year compensation and payouts related to prior years’ performance.

TARGET COMPENSATION VS. TSR	SUMMARY COMPENSATION TABLE VS. TSR

Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	33

PROCESS FOR DETERMINING EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

Our executive compensation program design is guided by five key principles.

PRINCIPLE	DESCRIPTION

Business	Incentives are aligned with the Company’s business goals and avoid excessive risk-taking

Performance Differentiated	Programs create an effective link between pay and performance at both the Company and individual level

Market Competitive	Total compensation package is competitive to attract, retain and motivate top talent needed to successfully execute our business strategy

Ownership Oriented	Compensation is aligned with shareholder interests by delivering meaningful equity awards and maintaining robust stock ownership guidelines

Simplicity	Engagement is driven through simple, cost-efficient plan design

SOUND GOVERNANCE PRACTICES

Our executive compensation program is aligned to our business strategy and incorporates strong governance.

WHAT WE DO
PRACTICE	MSI PRACTICE
Annual Shareholder Say on Pay	We seek an annual non-binding advisory vote from shareholders on our executive compensation
Robust Stock Ownership Guidelines	Executives are required to hold stock equal to 10x salary for CEO and 3x salary for other NEOs
Transparent Disclosure	Robust IPF disclosure for STIP
Pay for Performance and Shareholder Alignment	Long-term incentive program for management team, including the NEOs, is 100% performance-based
Use Independent Advisor	The Committee retains Compensation Advisory Partners LLC (“CAP”) to review Company compensation programs and practices

WHAT WE DON’T DO
PRACTICE	MSI PRACTICE
No Cash in CEO LTI Program	CEO LTI is paid out 100% in equity
No Excise Tax Gross-ups	We do not provide tax gross-ups in connection with any perquisites or in the event of any “golden parachute payment” in connection with a change in control
No Excessive Perquisites	We do not provide excessive perquisites to our NEOs and believe that our limited perquisites are reasonable and competitive
No Hedging or Pledging of Company Securities	Our Insider Trading Policy prohibits Directors, officers and other designated employees from engaging in hedging and pledging transactions related to Company stock
No Single Trigger in a Change in Control	In the event of a change in control, all severance pay components have a double trigger

HOW WE PLAN COMPENSATION

Our compensation framework is based on sound program design principles, which allow for the flexibility to competitively, but responsibly, address the dynamic labor markets in which we compete. These programs have been designed to focus executives on the achievement of our long-term business plan and shareholder value creation. Our incentive plans utilize rigorous financial goals and require above median relative outperformance for target payouts, while incorporating risk-mitigating features, such as payout caps, to ensure we reward sustainable growth.

Over the years, our executive compensation program has evolved with our business strategy, incorporated feedback from our shareholders, and maintained market competitiveness to properly incent and reward our management team. Additionally, we conduct regular risk assessments of our compensation programs and practices and review results with the Committee at least annually.

34	Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

When setting annual compensation for our NEOs, the Committee balances the current state of the business with setting the stage for the future. The Committee, with assistance from their independent advisor, considers peer company pay practices for comparable positions; NEO experience, tenure, scope of responsibility and performance; internal pay alignment, and succession planning. The Committee uses the 50th percentile of our peer group and surveys as an initial guideline for establishing target total compensation opportunities for our NEOs. For 2019, on average, our NEOs were between the market 50th and 75th percentiles, with the exception of our highly seasoned CEO.

The Committee engages an independent consultant, CAP, to advise on the Company’s executive compensation strategy and program design and to provide regulatory and market trend updates. CAP carries out competitive reviews as directed by the Committee and provides input on specific compensation recommendations for our CEO and other members of management’s EC.

In 2019, the Committee continued to engage CAP as its independent compensation consultant. CAP participates in Committee meetings, including regular discussions with the Committee, without management present, to ensure impartiality on certain decisions. During 2019, the Committee also reviewed the independence of CAP using assessment criteria that aligned with the SEC and related NYSE rules adopted in 2012. The Committee concluded that CAP was independent and had no conflicts of interest.

PERFORMANCE-BASED COMPENSATION STRUCTURE

The performance-based structure for 2019 incorporates incentives that measure both short-term and long-term performance. In addition to base salary and an annual STIP award, this structure, shown graphically below (with incentives shown at their target amounts), includes an LTI award made up of our LRIP, POs and MSUs. The Committee believes a majority of compensation should be in the form of LTI to better drive alignment with shareholder interests and executive retention.

2019 TARGET TOTAL COMPENSATION SUMMARY

When setting NEO compensation, the Committee first determines target total compensation and second, determines each pay component in support of the appropriate aggregate value and mix.

NEO	BASE SALARY	TARGET STIP %	TARGET TOTAL CASH		LTI		TARGET TOTAL COMPENSATION	YEAR-OVER- YEAR CHANGE
				LRIP	PO	MSU

BROWN	$1,250,000	175%	$3,437,500	$3,704,166	$3,704,167	$3,704,167	$14,550,000	2.1%

BONANOTTE	$700,000	95%	$1,365,000	$800,000	$800,000	$800,000	$3,765,000	5.3%

MOLLOY	$710,000	95%	$1,384,500	$833,334	$833,333	$833,333	$3,884,500	16.8%

HACKER	$605,000	95%	$1,179,750	$600,000	$600,000	$600,000	$2,979,750	3.1%

MARK[1]	$545,000	95%	$1,062,750	$533,334	$533,333	$533,333	$2,662,750	56.8%

[1]	Mr. Mark’s year-over-year change is due to his 2019 LTI, which is significantly greater than his 2018 LTI prior to his promotion.

Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	35

2019 ANNUAL COMPENSATION ELEMENTS

BASE SALARY

As the only fixed compensation element in our program, base salary is used to provide what we believe to be a baseline level of stability required to be market competitive. Salaries are reviewed and adjusted by the Committee as needed. Annual increases are not guaranteed or automatic.

In March 2019, the Committee reviewed base salaries for our NEOs and applied market adjustments, where applicable. Mr. Brown has not received a base salary increase since 2014 and did not receive a base salary increase in 2019.

NEO	2018 BASE SALARY	2019 BASE SALARY	YEAR-OVER- YEAR CHANGE

BROWN	$1,250,000	$1,250,000	0.0%

BONANOTTE	$680,000	$700,000	2.9%

MOLLOY	$680,000	$710,000	4.4%

HACKER	$585,000	$605,000	3.4%

MARK	$500,000	$545,000	9.0%

SHORT-TERM INCENTIVES

The STIP is an annual cash incentive award based on the Company’s achievement of financial performance and an executive’s individual performance. The Committee sets the target value for STIP as a percentage of an executive’s base salary.

Incentive Targets

There were no changes to individual target award percentages in 2019. Our CEO, Mr. Brown, continued to have an individual target award percentage of 175%, and all other NEOs’ target percentages continue to be 95%.

Payout Formula

Actual STIP awards are based on the executive’s target incentive opportunity, the Company’s achievement of performance results (“Business Performance Factor”) and IPF assessment. The payout opportunity for both the Business Performance Factor and the IPF ranges from 0% to 140%, resulting in a total plan maximum payout opportunity of 196% of target. The incentive target opportunity for each NEO was determined based on a market evaluation.

Metric Selection

For 2019, the Business Performance Factor was based on achievement of non-GAAP OE (weighted 65%) and Free Cash Flow (weighted 35%) goals. Non-GAAP OE measures our profits from sales and Free Cash Flow measures the cash available after capital expenditures. These are common performance measures both inside and outside of our industry and are fundamental inputs we use to measure profitability, business liquidity and rates of return for the business. We believe non-GAAP OE and Free Cash Flow appropriately measure our annual business performance and ultimately drive our long-term shareholder value over time.

36	Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

LONG-TERM INCENTIVES

Our LTI program, implemented in 2015, was designed with the specific intention of aligning the largest component of NEO pay to the achievement of exceptional and sustainable value creation for our shareholders during this pivotal transformation in our business. The LTI program achieves this through:

•	100% performance-based vesting (i.e., no time-based vesting or guaranteed value)

•	The program metrics being 100% aligned to creating more value for our shareholders

•	The majority of the total award value requiring TSR performance above the median of S&P 500 companies in order to receive a target payout

Determining Target Award Values

The Committee reviews LTI target award values annually by first determining a target total compensation value appropriate for the size and complexity of the NEO’s role and then determining the appropriate LTI value based on our philosophy of delivering the largest percentage of total compensation in LTI. The Committee also considers the 100% performance-based nature of our LTI program and how our Company’s potential future performance has been impacted by the groundwork that has been set in the past year. As we continue to execute our long-term strategy through our Company’s transformation, the Committee believes it is critical that each NEO’s target opportunity appropriately reflects their contribution.

When setting LTI target awards for 2019, the Committee considered the significant impact of Mr. Brown’s decisions and actions on our longer-term business strategy and transformation.

The Committee approved total target 2019 LTI at their March 2019 meeting.

NEO	TOTAL TARGET 2018 LTI	2019 LRIP	2019 POs	2019 MSUs	TOTAL TARGET 2019 LTI	YEAR-OVER- YEAR CHANGE

BROWN	$10,812,500	$3,704,166	$3,704,167	$3,704,167	$11,112,500	2.8%

BONANOTTE	$2,250,000	$800,000	$800,000	$800,000	$2,400,000	6.7%

MOLLOY[1]	$2,000,000	$833,334	$833,333	$833,333	$2,500,000	25.0%

HACKER	$1,750,000	$600,000	$600,000	$600,000	$1,800,000	2.9%

MARK[2]	$723,241	$533,334	$533,333	$533,333	$1,600,000	121.2%

[1]	Mr. Molloy’s year-over-year LTI increase was to recognize his continued leadership over products and sales, while successfully integrating Avigilon.
[2]	Mr. Mark’s 2018 LTI was granted prior to his promotion to EVP; his 2019 LTI grant reflects his new role as EVP.

LTI Components

The 100% performance-based LTI program includes the LRIP, POs and MSUs, each of which comprise one-third of the total LTI mix.

•

The LRIP, which now includes performance stock unit (“PSU”) grants for the CEO and his direct reports, and POs are based on three-year TSR relative to the S&P 500. The payout scale for the LRIP and POs requires our performance over a three-year period to exceed median performance of the S&P 500 companies before earning a target payout.

•

The 2019-2021 LRIP cycle is denominated in 100% PSUs for the CEO and a mix of 50% PSUs / 50% cash for the other NEOs. The LRIP and POs utilize a three-year performance period and, consistent with earned POs, earned PSUs will vest on the third anniversary of the grant.

•

With new LRIP cycles denominated in equity, the Summary Compensation Table will show LRIP awards in two places; LRIP earned from the prior cycle (with amounts paid in cash and stock) will be reflected in the Non-Equity Incentive Plan column, and target PSU grants for the new LRIP cycle will be reflected in the Stock Awards column (with grant date fair value of the new LRIP PSUs at target).

•

If our TSR over the performance period is negative, but would still result in a ranking that would provide a payout, the Committee has unlimited discretion to reduce the calculated LRIP payout (and number of POs vesting).

•

The TSR calculation uses a three-month average stock price at the beginning (three months preceding performance cycle start) and end (final three months in performance cycle, plus the value of reinvested dividends) of the period for measurement purposes. This approach minimizes the impact of a single beginning and ending point stock price for each performance cycle.

•	MSUs are based on absolute stock price and provide a vehicle with further alignment to shareholders and one that supports retention of our NEOs.

Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	37

•

Each 1% increase/decrease in stock price results in a 1% increase/decrease in the number of MSUs earned at the end of the performance period with a maximum payout at 100% stock price appreciation and a threshold of 40% stock price depreciation, below which no MSUs are earned.

•

The MSUs are earned and vest based on stock price appreciation/depreciation at the first, second and third anniversaries of the date of grant with respect to one-third of the grant for each of the three concurrent performance periods.

LTI VEHICLE MIX PAYOUT SCALE 1/3 Performance LRIP 1/3 Performance Options 1/3 Market Stock Units 2/3 Performance-Based vs. S&P 500 1/3 Performance-Based vs. Absolute Stock Price Appreciation Relative TSR Payout Scale MSI 3-Year TSR Percentile Rank Payout Factor 90th 100th Percentile 250% 80th 89.99th Percentile 200% 70th 79.99th Percentile 175% 60th 69.99th Percentile 150% 55th 59.99th Percentile 110% 50th 54.99th Percentile 90% 45th 49.99th Percentile 80% 35th 44.99th Percentile 50% 30th 34.99th Percentile 30% <30.00th Percentile 0% Year 0 Year 1 Year 2 Year 3 Grant 33% 33% 33% Amount earned is equal to the stock price appreciation/depreciation as of each vest date Threshold = 40% stock price depreciation Maximum = 100% stock price appreciation

COMPARATIVE MARKET DATA

When setting compensation for our NEOs, the Committee reviews comparative market data from our peer group companies, as well as survey market data.

2019 PEER GROUP

Our peer group is used by the Committee to compare pay levels, pay mix and alignment of pay with our performance, as discussed in the “How We Plan Compensation” section above.

Peer Selection Criteria

To ensure meaningful comparisons, the Committee, with the assistance of CAP, the Committee’s independent consultant, reviews the peer group annually and makes updates as necessary. Specifically, as we continue to extend our leadership in mission-critical solutions by expanding our software and services businesses through strategic investments and acquisitions, the Committee expanded their review to include software and services companies.

To create a sufficiently large peer group with whom we compete for executive talent, the Committee considers a combination of primary criteria and secondary criteria, including those listed below:

•

Primary Criteria: Publicly traded securities listed on a U.S. stock exchange, revenues and/or market capitalization within 1/3x to 3.0x of MSI’s, relevant GICS sub-industry segments across the communications, information technology and industrials sectors

•	Secondary Criteria: Companies that list MSI as a peer, shareholder advisory firm names company as a peer, companies listed as peers by current peers, revenue growth, TSR, business mix

Changes to the 2019 Peer Group

In early 2019, the Committee approved the following changes:

•	Removal: Rockwell Collins (acquired by United Technologies)

38	Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

•

Additions: Citrix Systems, Inc. (size-appropriate; peer of peers; software industry competitor), Illinois Tools Works Inc. (size-appropriate; peer of peers; local talent competitor; global presence) and Trimble Inc. (size-appropriate; industry competitor; revenue growth; global presence)

At the time of approval, MSI was positioned at the 59th percentile for revenue and the 46th percentile for market capitalization among the resulting 15 company peer group.

2019 Peer Group Companies

AGILENT TECHNOLOGIES, INC.	DOVER CORP.	JUNIPER NETWORKS, INC.	ROPER TECHNOLOGIES. INC.

AMPHENOL CORP.	ILLINOIS TOOL WORKS INC.	PARKER-HANNIFIN CORP.	TRIMBLE INC.

ARRIS INTERNATIONAL PLC[1]	HARRIS CORP.[2]	RAYTHEON COMPANY	TE CONNECTIVITY LTD.

CITRIX SYSTEMS, INC.	INGERSOLL-RAND PLC	ROCKWELL AUTOMATION INC.

[1]	Arris International was acquired by CommScope in April 2019.
[2]	Harris Corporation merged with L3 Technologies in July 2019 to form L3Harris Technologies.

SURVEY MARKET DATA

To supplement our peer group data, the Committee also considers compensation surveys that include data from companies of similar size and business segments to Motorola Solutions. For 2019, the Committee considered data from the Radford Global Technology Survey, Willis Towers Watson High Tech Executive Survey and the IPAS Global High Technology Survey.

EQUITY USAGE UNDER OUR COMPENSATION PROGRAMS

In 2012, we reduced our overall share usage (equity grants as a percentage of common shares outstanding) from our prior granting practices to more effectively manage our stock-based compensation expense and overall shareholder dilution. The expense from grants prior to 2012 made to a broader population was fully recognized by 2016. Our share granting practices have again evolved to meet the changing needs of our business and drive our growth. The Committee has also delegated authority to the most senior human resources executive to make off-cycle equity grants to newly hired or promoted employees, in recognition of outstanding achievement or for retention. These types of grants are made on the first trading day of each month.

In addition, at the 2015 Annual Meeting, shareholders approved the Motorola Solutions 2015 Omnibus Incentive Plan, which was an amendment and restatement of the Motorola Solutions Omnibus Incentive Plan of 2006 (the “Omnibus Plan”). This reduced the total number of shares reserved and approved for issuance by approximately 7 million shares, to 12 million shares. We plan to continue to closely manage our equity-granting practices to ensure our share usage and stock-based compensation expense remains in line with competitive levels.

In 2019, we continued to have significant acquisition activity and, in an effort to preserve enterprise knowledge and align our new employees’ interests with those of our shareholders, we issued equity either as part of an acquisition or made retention grants under the Omnibus Plan. The shares issued as part of an acquisition were granted outside of our standard compensation programs and do not count against our shares available for future issuance. The information below only includes share usage and aggregate value of equity granted under our compensation programs and excludes 0.27% share usage and $56 million value of equity granted as part of acquisitions.

We do not structure the timing of equity awards to precede or coincide with the disclosure of material non-public information. All equity grants made to Section 16 Officers and other members of the management team are approved by the Committee, with concurrence by the Board for grants to Mr. Brown.

Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	39

OTHER COMPENSATION POLICIES AND PRACTICES

BENEFITS AND PERQUISITES

To enhance our ability to attract and retain talented executives in a highly competitive talent market, we provide the benefits and perquisites detailed in the following table:

BENEFIT OR PERQUISITE	NAMED EXECUTIVES	OTHER EXECUTIVES AND MANAGERS	ALL ELIGIBLE FULL-TIME EMPLOYEES

Retirement[1], Saving and Stock Purchase Plans

Health and Welfare Benefits[2]

Deferred Compensation

Financial Planning Counseling		Vice Presidents

Executive Physicals		Senior and Executive VPs

Security System Monitoring	CEO

Personal Use of Corporate Aircraft Service[3]	CEO

1 Pension provided to U.S.-based eligible employees hired prior to January 1, 2005.

2 Includes medical, dental, vision, group life insurance, business travel accident insurance, short- and long-term disability and work life programs.

3 In limited circumstances, and as approved by the CEO, other employees are permitted to use our corporate aircraft service for personal purposes.

STOCK OWNERSHIP GUIDELINES

To ensure strong alignment of our senior management with the interests of our shareholders, the Company maintains stock ownership guidelines for our senior executives, including each of our NEOs. The Committee reviews compliance with the ownership guidelines annually. In the Committee’s last review, it was determined that all NEOs had met their stock ownership requirement or are within the five-year achievement period.

Our stock ownership requirements are expressed as a multiple of base salary as shown below:

EXECUTIVE GROUP	MULTIPLE OF BASE SALARY 2019
Chairman and Chief Executive Officer	10x
Executive Vice Presidents and Executive Committee Members	3x
Senior Vice Presidents	2x
Corporate Vice Presidents	1x

Executives subject to the guidelines must meet their ownership requirement within five years from the date they first become subject to their applicable ownership requirement. Executives who do not meet their stock ownership requirement within five years must hold 100% of net shares acquired (net of tax withholding) on the exercise of stock options and the vesting of RSUs or MSUs until compliance with the stock ownership requirement is achieved. Shares counted toward guideline achievement include directly owned shares, unvested RSUs and target MSUs.

CHANGE IN CONTROL POLICY

The Company maintains the Senior Officer Change in Control Severance Plan (the “CIC Severance Plan”), which the Board has the ability to amend or terminate with at least one year’s notice to participants.

The CIC Severance Plan covers our NEOs (except for Mr. Brown, whose employment agreement contains change in control provisions) and our other senior executives. The Board considers the maintenance of an effective and stable management team essential to protecting and enhancing the value of the Company for the benefit of our shareholders. To that end, we recognize that the possibility of a change in control may exist and that this possibility, along with the uncertainty and questions it may raise for certain senior executives, may result in the distraction, and potential departure, of senior management employees to the detriment of the Company and our shareholders. The CIC Severance Plan helps to encourage the continued attention and dedication of our senior management to their assigned duties without the distraction that may arise from the possibility of a change in control event.

40	Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

The CIC Severance Plan employs a “double trigger” in order for severance benefits to be paid, meaning that both a change in control event must occur and an executive must be involuntarily terminated without “cause” or must leave for “good reason” within 24 months following the change in control.

The table below highlights key provisions of the CIC Severance Plan. For a detailed description of the CIC Severance Plan, please refer to the section “Change in Control Arrangements.”

CIC PROVISION	CIC SEVERANCE PLAN
Eligibility	Executive and Senior Vice Presidents
Cash Severance Multiple	Two times sum of base salary and target bonus
Medical Benefit Continuation	Two years
LRIP and Equity Treatment (Provision in Omnibus Plan)

Equity and LRIP subject to “double trigger” unless awards are not assumed or replaced by acquirer. If not assumed or replaced, equity and LRIP provide for accelerated treatment with performance at target.

Excise Tax Gross-Up	None. Participants receive “best net” after-tax position of either participant’s paying the excise tax or a reduction in severance benefits to a level that eliminates the imposition of excise tax.

RECOUPMENT OF INCENTIVE COMPENSATION AWARDS UPON RESTATEMENT OF FINANCIAL RESULTS

If, in the opinion of the independent directors of the Board, the Company’s financial results require restatement due to the misconduct by one or more of the Company’s executive officers (including the NEOs), the independent directors may seek a number of remedies, all of which are subject to a number of conditions including (i) whether the executive officer engaged in intentional misconduct, (ii) whether the bonus or incentive compensation to be recouped was calculated based upon the financial results that were restated, and (iii) whether the incentive compensation calculated under the restated financial results is less than the amount actually paid or awarded. The independent directors review whether to require one or more remedies by directing the Company to recover all or a portion of any incentive compensation received by the executive as a result of the misconduct, as well as cancel all or a portion of the outstanding equity-based awards held by the executive (commonly referred to as a claw-back policy). In addition, the independent directors may also seek to recoup any gains realized by the executive with respect to their equity-based awards, including exercised stock options and vested RSUs or MSUs, regardless of when they were issued.

IMPACT OF FAVORABLE ACCOUNTING AND TAX TREATMENT ON COMPENSATION PROGRAM DESIGN

Favorable accounting and tax treatment of the various elements of our total compensation program was an important, but not the sole, consideration in its design. Section 162(m) of the Internal Revenue Code limits the deductibility of certain items of compensation paid to the CEO and certain other highly compensated executive officers (together, the “covered officers”) to $1,000,000 annually, but in years prior to 2018 there was an exception to such limit for compensation that qualified as “performance-based compensation”. Effective for 2018, the Tax Cuts and Jobs Act amended Section 162(m) to, among other things, extend the deduction limitation to the Chief Financial Officer and eliminate the exception for performance-based compensation, except for certain qualifying arrangements in place as of November 2, 2017.

The Company did not make any significant changes to its outstanding incentive awards in 2019 in an effort to maintain any tax deductions that may be applicable due to “grandfathered” status under our existing plans. However, the Committee reserves the right to provide for compensation to executive officers that may not be deductible pursuant to Section 162(m). In addition, because of the continued development of the application and interpretation of Section 162(m) and the regulations issued thereunder, we cannot guarantee that compensation intended to satisfy the requirements for deductibility under Section 162(m), as in effect prior to 2018, would or will in fact be deductible.

SECURITIES TRADING POLICY: ANTI-HEDGING AND ANTI-PLEDGING

Directors, executives and certain other employees, including our NEOs, may not engage in any transaction in which they may profit from short-term speculative swings in the value of our securities. Our securities trading policy is applicable to all employees and is designed to ensure compliance with all applicable insider trading rules.

Our anti-hedging policy prohibits directors, executives and certain other employees, including our NEOs, from holding any security tied to the performance of our Common Stock other than equity delivered directly to employees under our equity incentive plans.

Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	41

COMPENSATION AND LEADERSHIP COMMITTEE REPORT

THE FOLLOWING REPORT OF THE COMPENSATION AND LEADERSHIP COMMITTEE ON EXECUTIVE COMPENSATION AND RELATED DISCLOSURE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR UNDER THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

On May 13, 2019, Anne R. Pramaggiore was appointed the Chair of the Compensation and Leadership Committee (the “Committee”). Egon P. Durban and Joseph M. Tucci were each a member of the Committee throughout 2019.

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with Company management. Based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A and incorporated by reference into Motorola Solutions’ 2019 Annual Report on Form 10-K.

Respectfully submitted,

Anne R. Pramaggiore, Chair

Egon P. Durban

Joseph M. Tucci

COMPENSATION AND LEADERSHIP COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Anne R. Pramaggiore, Director and Chair of the Committee, Egon P. Durban, Director and Joseph M. Tucci, Director served on the Committee throughout 2019. No member of the Committee was, during the fiscal year ended December 31, 2019, an officer, former officer, or employee of the Company or any of our subsidiaries. We did not have any compensation committee interlocks in 2019.

42	Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

NAMED EXECUTIVE OFFICER COMPENSATION

2019 SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($)(1) (c)	Bonus ($) (d)	Stock Awards ($)(2,3) (e)	Option Awards ($)(3) (f)	Non-Equity Incentive Plan Compensation ($)(4) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5) (h)	All Other Compensation ($)(6) (i)	Total ($)(7) (j)
Gregory Q. Brown Chairman and Chief Executive Officer

	2019	1,250,000	0	7,408,181	3,704,137	10,966,875	35,151	255,646	23,619,990

	2018	1,250,000	0	3,843,722	3,843,720	11,150,625	0	260,491	20,348,558

	2017	1,250,000	0	3,249,975	3,250,000	7,312,500	17,994	259,079	15,339,548
Gino A. Bonanotte Executive Vice President and Chief Financial Officer

	2019	695,846	0	1,199,857	799,964	2,703,240	195,990	23,449	5,618,346

	2018	677,231	0	749,994	749,969	2,648,447	0	25,889	4,851,530

	2017	662,231	0	699,981	699,986	1,880,766	227,952	20,800	4,191,716
John P. Molloy Executive Vice President, Products and Sales

	2019	703,769	0	1,249,810	833,331	2,422,429	96,172	32,567	5,338,078

	2018	629,346	0	666,648	666,644	2,079,028	0	41,396	4,083,062

	2017	570,231	0	583,289	3,141,151	1,198,830	55,269	17,970	5,566,740
Mark S. Hacker Executive Vice President, General Counsel and Chief Administrative Officer

	2019	600,846	0	899,790	599,996	2,114,764	67,873	18,149	4,301,418

	2018	581,308	0	583,301	583,319	1,926,057	0	19,389	3,693,374

	2017	558,539	0	516,584	516,654	1,492,856	123,053	12,870	3,220,556
Kelly S. Mark Executive Vice President, Software and Services

	2019	535,654	0	799,745	533,309	1,420,100	8,268	30,149	3,327,225

	2018	437,519	0	293,323	309,982	1,046,832	0	29,889	2,117,545
(1)	Salary includes amounts deferred pursuant to salary reduction arrangements under the 401(k) and Deferred Compensation Plans.
(2)

In 2019, the amounts in column (e) reflect the aggregate grant date fair value of the long-term equity incentive awards under the 2019-2021 LRIP, awarded in the form of PSUs, and MSUs. Stock awards in column (e) during fiscal year 2019 are as follows:

	Mr. Brown	Mr. Bonanotte	Mr. Molloy	Mr. Hacker	Mr. Mark
2019 MSUs	$3,704,108	$799,967	$833,224	$599,872	$533,219
2019-2021 LRIP PSUs	3,704,073	399,890	416,586	299,918	266,526

TOTAL	$7,408,181	$1,199,857	$1,249,810	$899,790	$799,745

In 2018, the amounts in column (e) reflect the grant date fair value of MSUs. Stock awards in column (e) during fiscal year 2018 are as follows:

	Mr. Brown	Mr. Bonanotte	Mr. Molloy	Mr. Hacker	Mr. Mark
2018 MSUs	$3,843,722	$749,994	$666,648	$583,301	$293,323

TOTAL	$3,843,722	$749,994	$666,648	$583,301	$293,323

In 2017, the amounts in column (e) reflect the grant date fair value of MSUs. Stock awards in column (e) during fiscal year 2017 are as follows:

	Mr. Brown	Mr. Bonanotte	Mr. Molloy	Mr. Hacker
2017 MSUs	$3,249,975	$699,981	$583,289	$516,584

TOTAL	$3,249,975	$699,981	$583,289	$516,584

Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	43

(3)

The amounts in columns (e) and (f) reflect the aggregate grant date fair value of the stock and option awards granted in the respective fiscal year as computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 9, “Share-Based Compensation Plans and Other Incentive Plans” in the Company’s Form 10-K for the fiscal year ended December 31, 2019. If maximum performance is achieved for performance-based stock awards, the aggregate grant date fair value in column (e) is $16,668,398 for Mr. Brown, $2,599,659 for Mr. Bonanotte, $2,707,913 for Mr. Molloy, $1,949,435 for Mr. Hacker and $1,732,650 for Mr. Mark. If maximum performance is achieved for performance-based option awards, the aggregate grant date fair value in column (f) is $9,260,321 for Mr. Brown, $1,999,910 for Mr. Bonanotte, $2,083,303 for Mr. Molloy, $1,499,967 for Mr. Hacker and $1,333,274 for Mr. Mark.

(4)

In 2019, the amounts in column (g) consist of awards earned by eligible NEOs at the time under the 2019 STIP and under the 2017-2019 LRIP. Earned payments in column (g) during fiscal year 2019 are as follows:

	Mr. Brown	Mr. Bonanotte	Mr. Molloy	Mr. Hacker	Mr. Mark
2019 STIP	$3,154,375	$953,240	$964,094	$823,099	$733,792
2017-2019 LRIP (paid in stock)	7,812,500	875,000	729,168	645,833	343,154
2017-2019 LRIP (paid in cash)	0	875,000	729,167	645,832	343,154

TOTAL	$10,966,875	$2,703,240	$2,422,429	$2,114,764	$1,420,100

In 2018, the amounts in column (g) consist of awards earned by eligible NEOs at the time under the 2018 STIP and under the 2016-2018 LRIP. Earned payments in column (g) during fiscal year 2018 are as follows:

	Mr. Brown	Mr. Bonanotte	Mr. Molloy	Mr. Hacker	Mr. Mark
2018 STIP	$3,338,125	$981,782	$912,363	$842,722	$546,836
2016-2018 LRIP (paid in stock)	7,812,500	0	0	0	0
2016-2018 LRIP (paid in cash)	0	1,666,665	1,166,665	1,083,335	499,996

TOTAL	$11,150,625	$2,648,447	$2,079,028	$1,926,057	$1,046,832

In 2017, the amounts in column (g) consist of awards earned by eligible NEOs at the time under the 2017 STIP and under the 2015-2017 LRIP. Earned payments in column (g) during fiscal year 2017 are as follows:

	Mr. Brown	Mr. Bonanotte	Mr. Molloy	Mr. Hacker
2017 STIP	$2,625,000	$880,767	$758,407	$742,856
2015-2017 LRIP	4,687,500	999,999	440,423	750,000

TOTAL	$7,312,500	$1,880,766	$1,198,830	$1,492,856

(5)

The amounts in column (h) represent the aggregate change in present value of the respective officer’s benefits under all pension plans. If the aggregate change in value of benefits under all pension plans was negative, the value is reflected as $0. A summary of the specific values for each period are set forth below:

NEO	Period	Change in Present Value of Pension Plan	Above Market Deferred Compensation Earnings	Total
Gregory Q. Brown	Dec. 31, 2018 to Dec. 31, 2019	$35,151	$0	$35,151
	Dec. 31, 2017 to Dec. 31, 2018	($9,133)	$0	($9,133)
	Dec. 31, 2016 to Dec. 31, 2017	$17,994	$0	$17,994
Gino A. Bonanotte	Dec. 31, 2018 to Dec. 31, 2019	$195,990	$0	$195,990
	Dec. 31, 2017 to Dec. 31, 2018	($78,455)	$0	($78,455)
	Dec. 31, 2016 to Dec. 31, 2017	$125,870	$102,082	$227,952
John P. Molloy	Dec. 31, 2018 to Dec. 31, 2019	$96,172	$0	$96,172
	Dec. 31, 2017 to Dec. 31, 2018	($32,187)	$0	($32,187)
	Dec. 31, 2016 to Dec. 31, 2017	$55,269	$0	$55,269
Mark S. Hacker	Dec. 31, 2018 to Dec. 31, 2019	$58,656	$9,217	$67,873
	Dec. 31, 2017 to Dec. 31, 2018	($19,631)	$11,423	($8,208)
	Dec. 31, 2016 to Dec. 31, 2017	$33,708	$89,345	$123,053
Kelly S. Mark	Dec. 31, 2018 to Dec. 31, 2019	$8,268	$0	$8,268
	Dec. 31, 2017 to Dec. 31, 2018	($2,763)	$0	($2,763)

(6)

The amounts in column (i) for 2019 consist of perquisite costs for personal use of Company aircraft, security system monitoring, costs for financial planning, and guest attendance at Company events and a personal benefit of Company matching contributions to the 401(k) Plan. The incremental cost to the Company for any personal use of Company aircraft is calculated by multiplying the number of hours an NEO travels in a particular plane by the direct cost per flight hour per plane. Direct costs include fuel, maintenance, labor, parts, loading and parking fees, catering and crew. Specific perquisites applicable to each NEO are identified by an “X” below, and where such perquisite exceeded the greater of $25,000 or 10% of the total amount of perquisites and where such personal benefit exceeded $10,000 for such officer, the dollar amount is given.

44	Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

	Perquisites				Personal Benefit

NEO	Personal Aircraft Use	Security System Monitoring	Financial Planning	Guest Attendance at Company Events	401K Plan Match
Gregory Q. Brown	$227,752	X	X		X
Gino A. Bonanotte	X*		X		X
John P. Molloy			X	X	X
Mark S. Hacker	X*				X
Kelly S. Mark	X*		X		X

*	Messrs. Bonanotte, Hacker and Mark utilized the corporate aircraft to attend the funeral of a family member of a fellow executive.

(7)

The total compensation in 2019 for the NEOs is artificially inflated because, even though only one LRIP award is made each year (including in 2019), there are two LRIP awards reflected in 2019, instead of one LRIP award, due to the transition from a cash-based LRIP (which is reported in the “Non-Equity Incentive Plan Compensation” column in the year of payout) to a stock-based LRIP (which is reported in the “Stock Awards” column in the year of grant). More specifically, in 2019 the values of both (i) the payout of the 2017-2019 LRIP and (ii) the grant of the 2019-2021 LRIP PSUs are included in the Summary Compensation Table. After the last remaining cash-based LRIP award has either been paid or forfeited, for Mr. Brown, only the value of granted LRIP PSUs will be reported. For the other NEOs, eventually, only the value of granted LRIP PSUs and the LRIP portion settled in cash, if any, will be reported. The two LRIP awards reflected in 2019 are as follows:

	Mr. Brown	Mr. Bonanotte	Mr. Molloy	Mr. Hacker	Mr. Mark
2017-2019 LRIP (paid in stock)	7,812,500	875,000	729,168	645,833	343,154
2017-2019 LRIP (paid in cash)	0	875,000	729,167	645,832	343,154
2019-2021 LRIP PSUs	3,704,073	399,890	416,586	299,918	266,526

Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	45

GRANTS OF PLAN-BASED AWARDS IN 2019

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh)(4) (k)	Grant Date Fair Value of Stock and Option Awards (l)
Name (a)	Grant Type	Grant Date (b)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#)(1)(2)(3) (g)		Maximum (#) (h)
Gregory Q. Brown	STIP	1/1/2019	(5)	0	2,187,500	4,287,500	–	–		–	–	–	–	–
	LRIP	1/1/2019	(6)	–	–	–	–	–		–	–	–	–	–
	MSUs	3/22/2019		–	–	–	16,105	26,842	(7)	53,684	–	–	–	3,704,108
	POs	3/22/2019		–	–	–	24,078	80,263	(8)	200,657	–	–	138.64	3,704,137
	PSUs	5/13/2019		–	–	–	5,457	18,192	(9)	45,480	–	–	–	3,704,073
Gino A. Bonanotte	STIP	1/1/2019	(5)	0	661,054	1,295,666	–	–		–	–	–	–	–
	LRIP	1/1/2019	(6)	120,000	400,000	1,000,000	–	–		–	–	–	–	–
	MSUs	3/22/2019		–	–	–	3,478	5,797	(7)	11,594	–	–	–	799,967
	POs	3/22/2019		–	–	–	5,200	17,334	(8)	43,335	–	–	138.64	799,964
	PSUs	5/13/2019		–	–	–	589	1,964	(9)	4,910	–	–	–	399,890
John P. Molloy	STIP	1/1/2019	(5)	0	668,581	1,310,419	–	–		–	–	–	–	–
	LRIP	1/1/2019	(6)	125,000	416,667	1,041,668	–	–		–	–	–	–	–
	MSUs	3/22/2019		–	–	–	3,622	6,038	(7)	12,076	–	–	–	833,224
	POs	3/22/2019		–	–	–	5,417	18,057	(8)	45,142	–	–	138.64	833,331
	PSUs	5/13/2019		–	–	–	613	2,046	(9)	5,115	–	–	–	416,586
Mark S. Hacker	STIP	1/1/2019	(5)	0	570,804	1,118,776	–	–		–	–	–	–	–
	LRIP	1/1/2019	(6)	90,000	300,000	750,000	–	–		–	–	–	–	–
	MSUs	3/22/2019		–	–	–	2,608	4,347	(7)	8,694	–	–	–	599,872
	POs	3/22/2019		–	–	–	3,900	13,001	(8)	32,502	–	–	138.64	599,996
	PSUs	5/13/2019		–	–	–	441	1,473	(9)	3,682	–	–	–	299,918
Kelly S. Mark	STIP	1/1/2019	(5)	0	508,871	997,388	–	–		–	–	–	–	–
	LRIP	1/1/2019	(6)	80,000	266,667	666,668	–	–		–	–	–	–	–
	MSUs	3/22/2019		–	–	–	2,318	3,864	(7)	7,728	–	–	–	533,219
	POs	3/22/2019		–	–	–	3,466	11,556	(8)	28,890	–	–	138.64	533,309
	PSUs	5/13/2019		–	–	–	392	1,309	(9)	3,272	–	–	–	266,526

(1)

In the aggregate, the MSUs (at target) described in this table represent approximately 0.03% of the total shares of Common Stock outstanding on January 31, 2020. MSUs are not eligible for dividend equivalent rights. Each of these MSU target awards were granted under the Omnibus Plan. The fair value for MSUs is determined using a Monte Carlo simulation model.

(2)

In the aggregate, the POs (at target) described in this table are exercisable for approximately 0.08% of the total shares of Common Stock outstanding on January 31, 2020. All option awards were granted under our Omnibus Plan. All options entitle the holder to acquire shares of Common Stock at the exercise price determined on the grant date. The options carry the right to elect to have shares withheld upon exercise and/or to deliver previously-acquired shares of Common Stock to satisfy tax-withholding requirements. Options may be transferred to family members or certain entities in which family members have an interest.

(3)

In the aggregate, the PSUs (at target) described in this table represent approximately 0.01% of the total shares of Common Stock outstanding on January 31, 2020. PSUs are not eligible for dividend equivalent rights. Each of these PSU target awards were granted under the Omnibus Plan. The fair value for PSUs is determined using a Monte Carlo simulation model.

(4)	The exercise price of option awards is based on the fair market value of our Common Stock at the time of grant, which is the closing price for a share of our Common Stock on the date of grant.
(5)

These grants were made pursuant to the STIP for the 2019 plan year and are payable in cash. The STIP is the Company’s annual pay-for-performance bonus plan that is based on a formula that combines Company and individual performance. For a detailed discussion of the STIP, including the targets and plan mechanics, see Compensation Discussion and Analysis. Threshold payouts assume the minimum individual and business performance factors of 0.0. Target payouts assume individual and business performance factors of 1.0. Maximum payouts assume the maximum individual and business performance factors of 1.4. Awards under the STIP for NEOs are determined using their eligible earnings and individual incentive target percentages for the plan year.

(6)

These grants are for the 2019-2021 LRIP. Awards under the 2019-2021 LRIP cycle are determined in dollars but, at the discretion of the Committee, may be paid in cash or Common Stock. The Committee has determined that the 2019-2021 LRIP will be denominated 100% in PSUs for the CEO and 50% PSUs for the other NEOs. The remaining 50% for the other NEOs (other than the CEO) will be paid in cash. For a discussion of the LRIP, including the targets and plan mechanics, see Compensation Discussion and Analysis.

46	Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

The amounts under Threshold assume the minimum performance level necessary to generate an award was achieved. If final cycle performance is below the minimum performance level at the end of the three-year cycle, awards will be $0. The amounts under Target assume the target level of performance is achieved. The amounts under Maximum will be payable if Motorola Solutions’ three-year total shareholder return ranks in the top 10th percentile among the S&P 500.
(7)

MSUs are granted at target on the grant date. Actual shares are earned and vest on the first, second and third anniversary of the grant date based on stock price appreciation or depreciation. For every 1% increase or decrease in stock price, MSUs earned on the performance measurement date will increase or decrease by 1%. Maximum opportunity is 200% of the target award for 100% stock price appreciation. Minimum opportunity is 60% of the target award at 40% stock price depreciation.

(8)

POs are granted at target on the grant date. Actual options are earned and vest on the third anniversary of the grant date based on the payout factor that corresponds with the Company’s relative total shareholder return percentile rank amongst the S&P 500. Maximum opportunity is 250% of the target award if percentile rank is at least the 90th percentile. Minimum opportunity is 30% of the target award if percentile rank is at least the 30th percentile.

(9)

PSUs are granted at target on the grant date. Actual shares are earned and vest on the third anniversary of the grant date based on the payout factor that corresponds with the Company’s relative total shareholder return percentile rank amongst the S&P 500. Maximum opportunity is 250% of the target award if percentile rank is at least the 90th percentile. Minimum opportunity is 30% of the target award if percentile rank is at least the 30th percentile.

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END

	Option Awards									Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (Vested) (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (Unvested) (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)
Gregory Q. Brown	2/1/2011	665,778	(2)	0				39.02	2/1/2021	3/9/2017				25,270	(3)	4,072,008
	2/22/2011	48,489	(4)	0				38.04	2/22/2021	3/8/2018				40,890	(5)	6,589,014
	2/22/2011	471,398	(4)	0				38.04	2/22/2021	3/22/2019				53,684	(6)	8,650,640
	5/2/2012	281,731	(7)	0				51.33	5/2/2022	5/13/2019				18,192	(8)	2,931,459
	5/13/2013	362,894	(9)	0				56.17	5/13/2023
	3/10/2014	326,933	(10)	0				66.43	3/10/2024
	3/9/2015	199,123	(11)	0				66.57	3/9/2025
	8/25/2015	787,498	(12)	0				68.50	8/25/2022
	3/10/2016	307,765	(13)	0				71.22	3/10/2026
	3/9/2017	0				378,435	(14)	81.37	3/9/2027
	3/8/2018	0				227,763	(15)	108.47	3/8/2028
	3/22/2019	0				200,658	(16)	138.64	3/22/2029
TOTAL		3,451,609		0		806,856					0		0	138,036		22,243,121
Gino A. Bonanotte	8/25/2015	112,292	(12)	0				68.50	8/25/2022	3/9/2017				5,442	(3)	876,924
	3/10/2016	84,175	(13)	0				71.22	3/10/2026	3/8/2018				7,978	(5)	1,285,576
	3/9/2017	0				81,508	(14)	81.37	3/9/2027	3/22/2019				11,594	(6)	1,868,258
	3/8/2018	0				44,440	(15)	108.47	3/8/2028	5/13/2019				1,964	(8)	316,479
	3/22/2019	0				43,335	(16)	138.64	3/22/2029
TOTAL		196,467		0		169,283					0		0	26,978		4,347,237
John P. Molloy	3/9/2017	0				67,923	(14)	81.37	3/9/2027	3/9/2017				4,534	(3)	730,608
	3/8/2018	0				39,503	(15)	108.47	3/8/2028	3/8/2018				7,092	(5)	1,142,804
	3/22/2019	0				45,153	(16)	138.64	3/22/2029	3/22/2019				12,076	(6)	1,945,926
										5/13/2019				2,046	(8)	329,692
TOTAL		0		0		152,579					0		0	25,748		4,149,030
Mark S. Hacker	3/9/2017	0				60,160	(14)	81.37	3/9/2027	3/9/2017				4,016	(3)	647,138
	3/8/2018	0				34,565	(15)	108.47	3/8/2028	3/8/2018				6,204	(5)	999,712
	3/22/2019	0				32,503	(16)	138.64	3/22/2029	3/22/2019				8,694	(6)	1,400,952
										5/13/2019				1,473	(8)	237,359
TOTAL		0		0		127,228					0		0	20,387		3,285,161
Kelly S. Mark	8/25/2015	98,317	(12)	0				68.50	8/25/2022	3/9/2017	491	(17)	79,120
	3/10/2016	3,068	(17)	0				71.22	3/10/2026	8/1/2017	181	(17)	29,166
	3/9/2017	2,642	(17)	2,642	(17)			81.37	3/9/2027	3/8/2018	1,136	(17)	183,055
	8/1/2017	1,112	(17)	1,111	(17)			91.95	8/1/2027	8/28/2018	651	(17)	104,902
	3/8/2018	2,678	(17)	5,355	(17)			108.47	3/8/2028	3/22/2019				7,728	(6)	1,245,290
	8/28/2018	1,563	(17)	3,125	(17)			127.83	8/28/2028	5/13/2019				1,309	(8)	210,932
	3/22/2019	0				28,890	(16)	138.64	3/22/2029
TOTAL		109,380		12,233		28,890					2,459		396,243	9,037		1,456,222

(1)	Market values in columns (h) and (j) are based on the closing price of our Common Stock on December 31, 2019 of $161.14 per share.
(2)

The grant vested in three equal installments, each vesting date the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period was 10% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately following the Separation, or (b) the first, second and third anniversary of the grant date. The performance measure was met as of March 30, 2011; therefore the installments vested on the first, second and third anniversaries of the grant date.

Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	47

(3)

These MSUs vest on the first, second and third anniversary of the March 9, 2017 grant date based on stock price appreciation or depreciation. On March 9, 2018, the first anniversary of the grant date, our stock had appreciated by 33%; therefore, one-third of the award was earned at 133% of target. On March 9, 2019, the second anniversary of the grant date, our stock had appreciated by 74%; therefore, one-third of the award was earned at 174% of target. On March 9, 2020, the third anniversary of the grant date, our stock had appreciated by 126%; therefore, one-third of the award was earned at 200% of target.

(4)

The 48,489 options and 471,398 stock-settled SARs vested in three equal installments, each vesting date the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period is 10% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately preceding the date of the grant on February 22, 2011, or (b) the first, second and third anniversary of the grant date. The performance measure was met as of April 5, 2011; therefore, the installments vested on the first, second and third anniversaries of the grant date.

(5)

These MSUs vest on the first, second and third anniversary of the March 8, 2018 grant date based on stock price appreciation or depreciation. On March 8, 2019, the first anniversary of the grant date, our stock had appreciated by 31%; therefore, one-third of the award was earned at 131% of target. On March 8, 2020, the second anniversary of the grant date, our stock had appreciated by 71%; therefore, one-third of the award was earned at 171% of target.

(6)	These market stock units vest on the first, second and third anniversary of the March 22, 2019 grant date based on stock price appreciation or depreciation.
(7)

The grant vests in one installment on the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period is 15% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately preceding the date of the grant on May 2, 2012, and (b) the third anniversary of the grant date. The performance measure was met as of January 22, 2013; therefore, the options vested on the third anniversary of the grant date.

(8)

These PSUs vest based on the Company’s total shareholder return performance from January 1, 2019 until December 31, 2021 relative to the companies listed in the S&P 500 at the beginning of the period, in an amount calculated in accordance with the payout factor. The PSUs earned during the period, if any, will vest on March 7, 2022. Any PSUs earned will convert into shares of common stock on a 1-for-1 basis on the vest date.

(9)

The grant vests in three equal installments, each vesting date to be the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period is 15% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately preceding the date of the grant on May 13, 2013, and (b) the first, second and third anniversary of the grant date. The performance measure was met as of December 31, 2013; therefore, the first, second and third installments vested on the first, second and third anniversaries of the grant date.

(10)

The grant vests in three equal installments, each vesting date to be the later of (a) the date on which the average closing price of our Common Stock over a fifteen-day trading period is 15% greater than the average closing price of our Common Stock over the fifteen-day trading period immediately preceding the date of the grant on March 10, 2014, and (b) the first, second and third anniversary of the grant date. As of August 26, 2016, the performance measure was met; therefore, the first and second installments vested on August 26, 2016 and the third installment vested on March 10, 2017.

(11)

These performance options vest on the third anniversary of the March 9, 2015 grant date based on a payout factor that corresponds with our relative total shareholder return percentile rank among the S&P 500. Maximum opportunity is 250% of target award if percentile rank is at least the 90th percentile. Minimum opportunity is 30% of target award if percentile rank is at least the 30th percentile. On March 9, 2018, the Company’s total shareholder return percentile ranking in the S&P 500 resulted in the performance options paying out at 150% of target.

(12)

Performance Contingent Stock Options (“PCSOs”) vested upon the attainment of each stock price hurdle as follows: 20% vested when the Company closing stock price was $85.00 for ten consecutive trading days (which was met on June 30, 2017); 30% vested when the Company closing stock price was $102.50 for ten consecutive trading days (which was met on February 28, 2018); and 50% vested when the Company closing stock price was $120.00 for ten consecutive trading days (which was met on July 24, 2018). The PCSOs became exercisable on the third anniversary of the date of grant. If any stock price hurdles were not met during the three-year period, the corresponding unvested PCSOs would have expired.

(13)

These performance options vest on the third anniversary of the March 10, 2016 grant date based on a payout factor that corresponds with our relative total shareholder return percentile rank among the S&P 500. Maximum opportunity is 250% of target award if percentile rank is at least the 90th percentile. Minimum opportunity is 30% of target award if percentile rank is at least the 30th percentile. Table reflects target. On March 10, 2019, these POs vested at 250% of target.

(14)

These performance options vest on the third anniversary of the March 9, 2017 grant date based on a payout factor that corresponds with our relative total shareholder return percentile rank among the S&P 500. Maximum opportunity is 250% of target award if percentile rank is at least the 90th percentile. Minimum opportunity is 30% of target award if percentile rank is at least the 30th percentile. Table reflects maximum.

(15)

These performance options vest on the third anniversary of the March 8, 2018 grant date based on a payout factor that corresponds with our relative total shareholder return percentile rank among the S&P 500. Maximum opportunity is 250% of target award if percentile rank is at least the 90th percentile. Minimum opportunity is 30% of target award if percentile rank is at least the 30th percentile. Table reflects maximum.

(16)

These performance options vest on the third anniversary of the March 2, 2019 grant date based on a payout factor that corresponds with our relative total shareholder return percentile rank among the S&P 500. Maximum opportunity is 250% of target award if percentile rank is at least the 90th percentile. Minimum opportunity is 30% of target award if percentile rank is at least the 30th percentile. Table reflects maximum.

(17)	The grant vests or vested in three equal annual installments commencing on the first anniversary of the grant date.

OPTION EXERCISES AND STOCK VESTED IN 2019

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(2) (e)
Gregory Q. Brown	264,635	39,150,601	113,570	15,674,664
Gino A. Bonanotte	48,125	4,252,622	13,157	1,826,849
John P. Molloy	245,847	18,657,733	10,336	1,435,154
Mark S. Hacker	54,712	3,803,956	9,302	1,291,583
Kelly S. Mark	62,100	6,003,392	2,152	316,336

(1)

The “Value Realized on Exercise” is computed by determining the difference between the market price of the underlying securities at exercise and the exercise or base price of the options and multiplying such number by the number of options exercised.

(2)

The “Value Realized on Vesting” is computed by multiplying the number of shares of stock or units by the market closing price of the underlying shares on the vesting date. When an award vests on a non-trading day, the most recent previous market closing price is used for the purpose of this calculation.

48	Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

NONQUALIFIED DEFERRED COMPENSATION IN 2019

The Motorola Solutions Management Deferred Compensation Plan (the “Deferred Compensation Plan”) previously allowed eligible executive participants the opportunity to defer portions of their base salary and annual cash incentive compensation and thereby defer taxes. Effective June 1, 2013, the Deferred Compensation Plan was amended and restated to again allow eligible participants, including the NEOs, to defer portions of their base salary and cash incentive compensation otherwise payable in 2019. Motorola Solutions provides 100% matching contributions on up to 4% of eligible compensation deferred above IRS qualified plan limits ($280,000 in 2019), not to exceed $50,000 in the case of the NEOs. The Deferred Compensation Plan is not intended to provide for the payment of above-market or preferential earnings on compensation deferred thereunder; however, as described below and pursuant to SEC rules, all above-market earnings on nonqualified deferred compensation in 2019 are shown below. Each of the NEOs participated in the Deferred Compensation Plan in 2019.

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($)(1) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)

Gregory Q. Brown	50,000	48,825	9,721	0	482,138

Gino A. Bonanotte	40,500	39,548	223,582	-292,727	1,339,086

John P. Molloy	20,754	48,825	190,204	0	1,059,392

Mark S. Hacker	36,051	34,059	15,998	-163,062	538,708

Kelly S. Mark	209,367	30,955	90,933	0	705,277

(1)	For above-market earnings on nonqualified deferred compensation, see the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the 2019 Summary Compensation Table.

The amounts reported in the “Aggregate Earnings in Last FY” column in the table above represent all earnings on nonqualified deferred compensation in 2019. The portion of earnings reported as “above-market earnings” in the 2019 Summary Compensation Table in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column represents the amount in excess of 2.49% (120% of the applicable federal rate threshold established for 2019 pursuant to SEC rules).

The Deferred Compensation Plan uses the following funds as the index for calculating investment returns on a participant’s deferrals. The investment fund choices mirror the fund choices available in the Motorola Solutions 401(k) Plan. The participant’s deferrals into the Deferred Compensation Plan are deemed to be invested in one or more of these funds, as per the participant’s election. The participant does not actually own any shares of the investment funds he selects.

Fund Offering	Investment Classification	1-Year Annualized Average Rate of Return on December 31, 2019

* Short-Term Investment Fund	Money Market	2.25%

* Short-Term Bond Fund	Short-Term Bond	3.61%

* Intermediate-Term Bond Fund	Intermediate-Term Bond	8.76%

* Large Company Equity Fund	Large Cap Blend	31.53%

* Mid-Sized Company Equity Fund	Mid Cap Blend	26.26%

* Small Company Equity Fund	Small Cap Blend	25.75%

* International Equity Fund	International Large Blend	21.83%

Changes to distribution elections must be filed at least 12 months in advance of a previously elected payment start date. Any change will require that the payment start date be at least five years later than the previously elected payment start date. Hardship withdrawals are available, but no other nonscheduled withdrawals are available. Termination payments cannot be earlier than six months after separation from service, except in the event of death or, under certain circumstances, a change in control of the Company.

Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	49

RETIREMENT PLANS

Our defined benefit pension plan was offered to eligible employees (including NEOs) hired before January 1, 2005. We offered the Motorola Solutions Pension Plan (the “Pension Plan”), a qualified pension plan with two different benefit formulas. Effective January 1, 2005, newly hired employees were no longer eligible to participate in the Pension Plan. Effective March 1, 2009, all future benefit accruals and compensation increases under the Pension Plan automatically ceased for all individuals who were participants as of February 28, 2009. In connection with the December 3, 2014 termination of our Pension Plan, a new pension plan was adopted with the same terms and conditions and the benefits for eligible employees have not changed. All references herein to the Pension Plan shall be deemed to refer to the new pension plan.

The Company also offers a defined contribution 401(k) plan, which permits employee deferrals and provides for an employer matching contribution.

Pension Plan

The Pension Plan contains two benefit formulas, referred to as the Traditional Plan and the Portable Plan. The Traditional Plan formula provides an annual pension annuity benefit based on the participant’s average earnings and benefit service, offset by an estimated age 65 Social Security benefit. The Traditional Plan formula is calculated either based on “final average earnings” and estimated Social Security benefit as of December 31, 2007, or “modified average earnings” as of February 28, 2009, whichever produces the higher benefit. The Portable Plan formula provides a lump-sum pension benefit based on the participant’s average earnings, and a “benefit percentage” determined by the participant’s vesting and benefit service. The Portable Plan also calculates a benefit based on “final average earnings” as of December 31, 2007 or “modified average earnings” as of February 28, 2009, whichever produces the higher benefit.

A participant’s “final average earnings” are his/her average earnings for the five years of his/her highest pay during the last ten calendar years (including years he/she did not work a complete year) of the participant’s employment with the Company. A participant’s “modified average earnings” are: (1) the sum of (a) his/her average earnings for the five (or fewer if hired after 2002) years of his/her highest pay during the ten calendar years before January 1, 2008, plus (b) his/her earnings during all years after 2007 in which he/she participated in the Pension Plan, divided by (2) the sum of (a) the number of years of the participant’s benefit service under the Pension Plan prior to January 1, 2008, up to a maximum of five years (or fewer, if less than five); plus (b) the participant’s total years of participation in the Pension Plan for all years after 2007. Eligible earnings include regular earnings, commissions, overtime, lump sum merit pay, and incentive pay with respect to the period January 1, 2000 to February 3, 2002. After February 3, 2002, incentive pay was excluded from the definition of eligible compensation.

401(k) Plan

The Motorola Solutions 401(k) Plan provides a dollar-for-dollar matching contribution each pay period on employee pre-tax and /or Roth after-tax contributions, up to the first 4% of eligible compensation. Employees are permitted to contribute up to 75% of eligible compensation on a pre-tax and/or Roth after-tax basis and up to 10% of eligible compensation as after-tax contributions, subject to IRS limits. The 401(k) Plan also offers a discretionary matching contribution, which shall be determined annually by a group comprised of certain Company officers and/or their designees.

PENSION BENEFITS IN 2019

Assumptions described in Note 7, “Retirement Benefits” in the Company’s Form 10-K for the fiscal year ended December 31, 2019 are also used below and incorporated by reference.

Name (a)	Plan Name (b)	Number of Years Credited Service (#)(1) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)

Gregory Q. Brown	Portable Pension Plan	6 Yrs 2 Months	175,888	0

Gino A. Bonanotte	Traditional Pension Plan	21 Years	885,600	0

John P. Molloy	Portable Pension Plan	14 Yrs 8 Months	334,087	0

Mark S. Hacker	Portable Pension Plan	8 Yrs 1 Month	203,761	0

Kelly S. Mark	Portable Pension Plan	1 Yr 3 Months	28,789	0

(1)

When Motorola Solutions acquires a company, it does not credit or negotiate crediting years of service for the purpose of benefit accruals or augmentation. In certain circumstances, prior service may count toward eligibility and vesting service.

50	Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

EMPLOYMENT CONTRACTS

Employment Agreement with Gregory Q. Brown

On August 27, 2008, the Company entered into an employment agreement (the “original employment agreement”) with Gregory Q. Brown, then the Co-Chief Executive Officer of the Company and Chief Executive of the Company’s Broadband Mobility Solutions business and a member of the Board. The original employment agreement memorialized Mr. Brown’s existing base salary of $1,200,000, an annual bonus target of not less than 220% of salary, a long-range incentive award target of not less than 350% of base salary for 2008 and 250% thereafter, and a 2008 special bonus target. The original employment agreement had an initial three-year term, with automatic one-year renewals absent a notice of non-renewal. As previously disclosed on December 17, 2008, Mr. Brown voluntarily decided to forego any 2008 annual or special bonus under the Motorola Incentive Plan. The original employment agreement was amended on December 15, 2008, May 28, 2010 and March 10, 2014 (the original employment agreement, together with the amendments, are collectively referred to as the “employment agreement”).

In the event of Mr. Brown’s termination of employment “without cause” or by Mr. Brown for “good reason,” Mr. Brown is entitled to: (1) accrued and unpaid obligations (including base salary, vacation pay and undistributed bonuses); (2) a lump sum severance payment equal to two times (prior to a change in control) or three times (on or within 24 months of a change in control) the sum of his base salary and target annual bonus; (3) a pro rata annual bonus based on actual performance during the year in which termination occurs; (4) two years (prior to a change in control) or three years (following a change in control) of medical insurance continuation; and (5) two years’ continued vesting of all outstanding equity awards (prior to a change in control) or accelerated vesting of all equity awards (following a change in control). In the event the Company terminates Mr. Brown’s employment for “cause” or Mr. Brown terminates employment without “good reason,” he is entitled only to accrued and unpaid base salary and vacation pay. In the event of a termination of employment due to death or disability, Mr. Brown is entitled to accrued and unpaid obligations (including base salary, vacation pay and undistributed bonuses) and vesting of all then unvested equity awards that are outstanding at the date of termination.

“Good reason” for Mr. Brown to terminate his employment and receive the above generally includes: (1) a reduction in salary, bonus targets, or benefits; (2) a failure to continue on the Board of Directors or negative change in reporting structure; (3) a relocation of employment beyond 50 miles of Schaumburg, Illinois; (4) the failure of the successor to what is now Motorola Solutions to assume the employment agreement; or (5) any other breach of the employment agreement.

During his employment term, Mr. Brown is eligible to participate in the health and welfare plan, perquisites, fringe benefits and other arrangements generally available to other senior executives; Mr. Brown is required to use the Company’s aircraft, if any, or Company arranged charter aircraft, for business and personal travel pursuant to the Company’s security policy. Mr. Brown is not covered by the Company’s change in control severance plans. Previously, Mr. Brown was entitled to a gross up for excise taxes on excess parachute payments, subject to a 10% “cut-back” (in other words, change in control payments will be reduced below the Code Section 280G safe harbor if the total payments are less than 10% in excess of the Code Section 280G safe harbor). However, Mr. Brown’s employment agreement was amended on March 10, 2014 to remove the gross-up for excise taxes and to reduce the minimum annual bonus target to 150% effective in 2014.

Mr. Brown’s employment agreement contains customary restrictive covenants, including perpetual confidentiality obligations and employee non-solicitation and business non-compete provisions relating to the Company that apply during the employment period and the two-year period following termination of employment.

Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	51

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

Change in Control Arrangements

The Company’s 2011 Senior Officer Change in Control Severance Plan (the “CIC Severance Plan”) is applicable to the NEOs, other than Mr. Brown, as well as all officers who are at or above the level of Senior Vice President (“Senior Officers”).

CIC Provision	CIC Severance Plan

Eligibility	All existing or newly elected or promoted executives with the following titles: • Executive Vice President • Senior Vice President

CIC Cash Severance Multiple	Two times sum of current base salary and current target annual bonus

Medical Benefit Continuation	Two years

Excise Tax Gross-Up	None. In the event change in control benefits are subject to the excise tax under Section 4999 of the Code, either the participant will pay the excise taxes or the benefits will be cut back to an amount that eliminates imposition of the excise taxes, whichever option is more favorable to the participant on an after-tax basis.

Advance Notification to Participant of Plan Amendment	One year

In particular, under the CIC Severance Plan:

•

each participant is generally entitled to receive severance benefits if the participant terminates employment with the Company within two years subsequent to a Change in Control of the Company for “Good Reason;” or if the participant’s employment with the Company is involuntarily terminated within two years subsequent to a Change in Control of the Company for any reason other than termination for “Cause,” “Disability” or death; or in the event of an anticipatory termination in connection with a Change in Control of the Company;

•

qualifying participants are entitled to receive a lump sum in cash (with limited exceptions) equal to their unpaid salary for accrued vacation days, accrued salary through the termination date and unpaid annual incentive or sales incentive bonuses for the preceding year;

•

qualifying participants are also entitled to receive a lump sum in cash equal to two times the participant’s base salary in effect on the termination date plus two times the participant’s target annual bonus or sales incentive bonus for the year in which termination occurs;

•	qualifying participants will also receive a pro rata target annual or sales incentive for the performance period (year, quarter or month) in which the termination occurs;

•	payments may be made at different times or in different formats depending on the application of Section 409A of the Code;

•

qualifying participants will also receive continued medical, dental and life insurance benefits for up to two years at the active employee premium rate, and two years of age and service credit for retiree medical eligibility; and

•

in the event a qualifying participant is subject to the excise tax under Section 4999 of the Code, either (a) the participant will pay all applicable Section 4999 excise taxes with respect to severance benefits (if such taxes apply) or (b) the severance benefits will be cut back to an amount that will not be subject to Section 4999 excise taxes, whichever option is more favorable to the participant on an after-tax basis.

If a Change in Control occurs during the term, the CIC Severance Plan continues for at least an additional two years from the Change in Control. The CIC Severance Plan may not be amended or terminated in a manner adverse to participants except upon one year’s advance written notice.

In addition to plans covering all of the Company’s Senior Officers, there are Change in Control protections for the general employee population under the Motorola Solutions, Inc. Involuntary Severance Plan.

Also, except as otherwise determined by the Compensation and Leadership Committee at the time of the grant of an award, under the Omnibus Plan, upon a Change in Control of the Company and a qualifying termination (known as a “double trigger”), all equity-based awards granted to employees, including our NEOs, become fully vested and exercisable; all performance goals are deemed achieved at target levels and all other terms and conditions are deemed met; all performance stock would be delivered as promptly as practicable; all performance units, restricted stock units and other units would be paid out as promptly as practicable; all annual short-term incentive awards would be paid out at target levels

52	Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

and all other terms and conditions deemed met; and all other stock or cash awards would be delivered and paid. The value of this potential acceleration of awards is the same as the value disclosed for the LRIP, stock options and SARs, and RSUs under the Involuntary Termination Change in Control columns of the Termination and Change in Control Table for 2019. A qualifying termination includes an NEO who is involuntarily terminated (for a reason other than “Cause”) or quits for “Good Reason” within 24 months following the Change in Control. This treatment also applies for any awards that are assumed or replaced by the successor corporation (or parent thereof) if these awards preserve the value of existing awards at the time of the Change in Control and provide for subsequent payout in accordance with the same vesting schedule applicable to the original awards. With respect to any awards that are not assumed or replaced, such awards shall immediately vest.

Executive Severance Plan

The Company has maintained an executive severance plan for all U.S.-based elected officers and appointed vice presidents since October 1, 2008. On January 24, 2011, the Compensation and Leadership Committee approved and adopted the Company’s 2011 Executive Severance Plan (the “Executive Severance Plan”). The Executive Severance Plan is applicable to the NEOs, other than Mr. Brown, and is the Company’s severance plan for officers of the Company at or above the level of Vice President (“Vice Presidents”), with additional eligibility for certain participants as set forth therein.

Executive Severance Provision	Executive Severance Plan

Eligibility

Existing or newly elected or promoted executives in the United States with the following titles:

•   Executive Vice Presidents

•   Senior Vice Presidents

•   Corporate Vice Presidents

•   Appointed Vice Presidents

Qualifying Event	Executive must have a qualifying termination and such termination of employment constitutes a separation from service within the meaning of Section 409A of the Code, with execution of a general release

Severance Amount	• Appointed Vice President – 9 months base salary • Corporate Vice President and above – 12 months base salary

Definition of Severance Bonus	Pro rata STIP or AIP, as applicable, award based on actual business results for the year in which separation occurred and with an individual performance factor of 1.0, if applicable

Medical Benefit Continuation	• Appointed Vice President – 9 months medical plan coverage • Corporate Vice President and above – 12 months medical plan coverage

Outplacement Services	Up to 12 months outplacement services or a cash payment in lieu of such services

Financial Planning	Appointed Vice President and above – 12 months or April 30 of calendar year following year of separation

Advance Notification to Participant of Plan Amendment	One year

In particular, under the Executive Severance Plan:

•

each participant is generally entitled to receive severance benefits if the participant’s employment is terminated by the Company other than: (a) for total and permanent disability; (b) for “Cause;” (c) due to death; (d) if the participant accepts employment with another company in connection with a sale, lease, exchange, outsourcing arrangement or other asset transfer or transfer of any portion of a facility or all or any portion of a discrete organizational unit or business segment of the Company (or is offered employment under such circumstances with certain compensation and benefits that are comparable to those provided by the Company when new employment would become effective); (e) if the termination of employment is followed by immediate or continued employment by the Company or an affiliate or subsidiary; or (f) if the participant terminates voluntarily for any reason;

•

qualifying participants who execute a prescribed release of claims, are not in breach of any covenants or other agreements with the Company and comply with non-disparagement, confidentiality and other applicable covenants, are entitled to receive, in addition to accrued salary through the separation date, 12 months (or nine months in the case of appointed vice presidents) of base salary continuation and a pro rata annual bonus or pro rata sales incentive, whichever is applicable, for the performance period (year, month or quarter, as applicable) in which separation occurs;

•

qualifying participants would receive (a) 12 months (nine months in the case of appointed vice presidents) of continued medical plan coverage at the active employee premium rate, (b) up to 12 months of outplacement services, or cash in-lieu thereof not to exceed the cost of such outplacement services, and (c) a minimum of 12 months of financial planning services;

Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	53

•

any severance pay and benefits paid under the Executive Severance Plan are to be offset against any severance pay and benefits payable under the applicable Change in Control plan and/or other individual severance arrangements;

•

if a qualified participant receives a pro rata annual bonus or pro rata sales incentive under the Executive Severance Plan, the participant is not to receive an annual bonus or sales incentive under any applicable plan for the same performance period; and

•

the Compensation and Leadership Committee, or in some circumstances its delegate, may, in its sole discretion, reduce, eliminate or otherwise adjust the amount of a qualifying participant’s severance pay and benefits, including any bonus or incentive.

If a Change in Control occurs, the Executive Severance Plan continues for at least an additional two years after the Change in Control. The Executive Severance Plan may not be amended or terminated in a manner adverse to participants or potential participants except upon one year’s advance written notice or qualifying participants’ written consent.

Termination and Change in Control Tables for 2019

The tables below outline the potential payments to our NEOs upon the occurrence of certain termination triggering events. Standard definitions for the various types of terminations follow the tables, although exact definitions may vary by agreement and by person.

As required, the amounts included in the following tables reflect theoretical potential payouts based on the assumption that the applicable triggering event occurred on December 31, 2019. For each NEO, the columns included reflect the triggering events that were theoretically possible on December 31, 2019.

Gregory Q. Brown

Chairman and Chief Executive Officer

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Good Reason	Retirement		For Cause	Not For Cause	Change in Control(8)

Compensation

Severance(2)	$6,875,000	$0	$0	$0	$6,875,000	$10,312,500

Short-Term Incentive(3)	2,253,125	2,187,500	2,253,125	0	2,253,125	2,187,500

Long-Term Incentives

• 2019-2021 LRIP(3)	0	0	0	0	0	0

• 2018-2020 LRIP(3)	0	2,083,333	2,083,333	0	0	3,125,000

• Stock Options and SARs (Unvested and Accelerated or Continued Vesting)(4)	14,319,362	0	18,679,522	0	14,319,362	18,679,522

• Restricted, Performance and Market Stock Units (Unvested and Accelerated or Continued Vesting)(4)	12,049,082	0	12,587,290	0	12,049,082	12,587,290

Benefits and Perquisites(5)(6)

Health and Welfare Benefits Continuation(7)	24,063	0	0	0	24,063	36,095

Financial Planning Continuation	0	16,500	16,500	0	16,500	16,500

TOTAL	$35,520,633	$4,287,333	$35,619,770	$0	$35,537,133	$46,944,407

54	Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Gino A. Bonanotte

Executive Vice President and Chief Financial Officer

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Resign	Retirement		For Cause	Not For Cause	Change in Control(8)

Compensation

Severance(2)	$0	$0	$0	$0	$700,000	$2,730,000

Short-Term Incentive(3)	0	661,054	680,886	0	680,886	661,054

Long-Term Incentives

• 2019-2021 LRIP(3)	0	0	133,333	0	0	400,000

• 2018-2020 LRIP(3)	0	0	500,000	0	0	750,000

• Stock Options (Unvested and Accelerated)(4)	0	0	3,927,018	0	2,600,741	3,927,018

• Restricted, Performance and Market Stock Units (Unvested and Accelerated)(4)	0	0	2,331,857	0	803,122	2,331,857

Benefits and Perquisites(5)(6)

Health and Welfare Benefits Continuation(7)	0	0	0	0	15,381	15,381

Financial Planning Continuation	0	15,000	15,000	0	15,000	15,000

Outplacement Services	0	0	0	0	18,000	0

TOTAL	$0	$676,054	$7,588,094	$0	$4,833,129	$10,830,310

John P. Molloy

Executive Vice President, Products and Sales

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Resign	Retirement		For Cause	Not For Cause	Change in Control(8)

Compensation

Severance(2)	$0	$0	$0	$0	$710,000	$2,769,000

Short-Term Incentive(3)	0	0	688,638	0	688,638	668,581

Long-Term Incentives

• 2019-2021 LRIP(3)	0	0	138,889	0	0	416,667

• 2018-2020 LRIP(3)	0	0	444,444	0	0	666,666

• Stock Options (Unvested and Accelerated)(4)	0	0	3,405,792	0	2,167,271	3,405,792

• Restricted, Performance and Market Stock Units (Unvested and Accelerated)(4)	0	0	2,239,363	0	731,253	2,239,363

Benefits and Perquisites(5)(6)

Health and Welfare Benefits Continuation(7)	0	0	0	0	15,390	15,390

Financial Planning Continuation	0	16,500	16,500	0	16,500	16,500

Outplacement Services	0	0	0	0	18,000	0

TOTAL	$0	$16,500	$6,933,626	$0	$4,347,053	$10,197,959

Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	55

Mark S. Hacker

Executive Vice President, General Counsel and Chief Administrative Officer

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Resign	Retirement		For Cause	Not For Cause	Change in Control(8)

Compensation

Severance(2)	$0	$0	$0	$0	$605,000	$2,359,500

Short-Term Incentive(3)	0	0	587,928	0	587,928	570,804

Long-Term Incentives

• 2019-2021 LRIP(3)	0	0	100,000	0	0	300,000

• 2018-2020 LRIP(3)	0	0	388,889	0	0	583,334

• Stock Options (Unvested and Accelerated)(4)	0	0	2,940,323	0	1,919,585	2,940,323

• Restricted, Performance and Market Stock Units (Unvested and Accelerated)(4)	0	0	1,761,260	0	604,758	1,761,260

Benefits and Perquisites(5)(6)

Health and Welfare Benefits Continuation(7)	0	0	0	0	15,289	15,289

Financial Planning Continuation	0	16,500	16,500	0	16,500	16,500

Outplacement Services	0	0	0	0	18,000	0

TOTAL	$0	$16,500	$5,794,901	$0	$3,767,061	$8,547,011

Kelly S. Mark

Executive Vice President, Software and Services

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination		Total and Permanent Disability or Death	Involuntary Termination
	Resign	Retirement		For Cause	Not For Cause	Change in Control(8)

Compensation

Severance(2)	$0	$0	$0	$0	$545,000	$2,125,500

Short-Term Incentive(3)	0	0	524,137	0	524,137	508,871

Long-Term Incentives

• 2019-2021 LRIP(3)	0	0	88,889	0	0	266,667

• 2018-2020 LRIP(3)	0	0	235,494	0	0	353,241

• Stock Options (Unvested and Accelerated)(4)	0	0	933,774	0	306,585	933,774

• Restricted, Performance and Market Stock Units (Unvested and Accelerated)(4)	0	0	1,229,820	0	310,517	1,229,820

Benefits and Perquisites(5)(6)

Health and Welfare Benefits Continuation(7)	0	0	0	0	15,232	15,232

Financial Planning Continuation	0	16,500	16,500	0	16,500	16,500

Outplacement Services	0	0	0	0	18,000	0

TOTAL	$0	$16,500	$3,028,615	$0	$1,735,971	$5,449,606

(1)

For purposes of this analysis, we assumed the NEOs’ compensation is as follows: Mr. Brown’s base salary is equal to $1,250,000, his short-term incentive target opportunity under the STIP is equal to 175% of base salary and his long-term incentive target opportunity under the 2019-2021 and 2018-2020 LRIP cycles is equal to 296% and 250% of cycle start salary, respectively. Mr. Bonanotte’s base salary is equal to $700,000, his short-term incentive target opportunity under the STIP is equal to 95% of actual earnings and his long-term incentive target opportunity under the 2019-2021 and 2018-2020 LRIP cycles is equal to $800,000 and $750,000, respectively. Mr. Molloy’s base salary is equal to $710,000, his short-term incentive target opportunity under the STIP is equal to 95% of actual earnings and his long-term incentive target opportunity under the 2019-2021 and 2018-2020 LRIP cycles is equal to $833,334 and $666,666, respectively. Mr. Hacker’s base salary is equal to $605,000, his short-term incentive target opportunity under the STIP is equal to 95% of actual earnings and his long-term incentive target opportunity under the 2019-2021 and 2018-2020 LRIP cycles is equal to $600,000 and $583,334, respectively. Mr. Mark’s base salary is equal to $545,000, his short-term incentive target opportunity under the STIP is equal to 95% of actual earnings and his long-term incentive target opportunity under the 2019-2021 and 2018-2020 LRIP cycles is equal to $533,334 and $353,241, respectively.

(2)

Under Involuntary Termination-Not for Cause, severance is generally calculated as 12 months of base salary pursuant to the Executive Severance Plan. For Mr. Brown, severance is calculated as two times base salary plus two times target STIP award, as further discussed in Employment Agreement with Gregory Q. Brown. Under Involuntary Termination-Change in Control, severance is calculated as two times base salary plus two times target bonus in the year of termination pursuant to the Senior Officer Change in Control Severance Plan, and pursuant to Mr. Brown’s employment agreement is calculated as three times base salary plus three times target bonus in the year of termination. Actual severance payments may vary. See Executive Severance Plan for further details.

(3)

Assumes the effective date of termination is December 31, 2019 and that the payment is calculated pursuant to the terms and conditions of the applicable arrangement or plan; the payment under the 2019-2021 LRIP cycle is equal to one-third of the target award and the payment under the 2018-2020 LRIP cycle is equal to two-thirds of the target award for Total and Permanent Disability or Death and the full target award for Involuntary Termination-Change in Control. If the NEO does not meet the rule of retirement under the

56	Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

STIP or under the LRIP on the effective date of termination, zeroes are entered under Voluntary Termination-Retirement. If an NEO has not met the applicable rule of retirement, he is not automatically entitled to a pro rata payment under the LRIP in the event of an Involuntary Termination-Not for Cause unless the LRIP cycle is in its final year at the time of termination. Mr. Brown’s 2019-2021 LRIP reflects $0 under all termination scenarios because his award is denominated 100% in PSUs. The other NEOs’ 2019-2021 LRIP reflects the 50% to be settled in cash at the end of the performance period and their remaining 50% is included as PSUs.
(4)

Assumes the effective date of termination is December 31, 2019 and the price per share of Common Stock on the date of termination is $161.14 per share, the closing price of the Common Stock on December 31, 2019. If the NEO does not meet the rule of retirement, if applicable, under the equity plans on the effective date of termination, zeroes are entered under Voluntary Termination-Retirement. For Involuntary Termination-Not For Cause, the vesting for unvested equity is pro rata accelerated for full months of service from the grant date, or beginning of the performance period, to the termination date. For Mr. Brown, under Voluntary Termination-Good Reason and Involuntary Termination-Not For Cause, equity continues to vest for a period of two years following termination. The value of dividend equivalent shares on Mr. Brown’s restricted shares is not included.

(5)

Payments associated with Benefits and Perquisites are limited to the items listed. No other benefits or perquisite continuation occurs under the termination scenarios listed that are not otherwise available to all regular U.S. employees.

(6)	See Nonqualified Deferred Compensation in 2019 for a discussion of nonqualified deferred compensation. There would be no further enhancement or acceleration upon a termination or change in control.
(7)

Health and Welfare Benefits Continuation is calculated as 12 months (except with respect to Mr. Brown, which is calculated as 24 months per his employment agreement) as provided in the Executive Severance Plan under Involuntary Termination-Not for Cause and as 24 months (except with respect to Mr. Brown, which is calculated as 36 months per his employment agreement) under Involuntary Termination-Change in Control. Mr. Brown’s employment agreement also provides for 24 months benefits continuation under Voluntary Termination-Good Reason.

(8)

Mr. Brown’s employment agreement and our Senior Officer Change in Control Severance Plan use a “double trigger.” In other words, in order for severance benefits to be “triggered,” (1) a change in control must occur, and (2) an executive must be involuntarily terminated for a reason other than “Cause” or must leave for “Good Reason” within 24 months following the change in control. Mr. Brown’s employment agreement has unique definitions of “Cause” and “Good Reason.” The total amounts payable to the NEOs in the event of a change in control of the Company may be subject to reduction under Sections 280G and 4999 of the Internal Revenue Code.

Definitions:

“Voluntary Termination” means a termination initiated by the officer.

“Voluntary Termination for Good Reason” occurs when, other than in connection with a Change in Control, employment is terminated by an officer for Good Reason.

“Good Reason” means (1) an officer is assigned duties materially inconsistent with his position, duties, responsibilities and status, or his duties are materially diminished, during the 90-day period immediately preceding a Change in Control, (2) his position, authority, duties or responsibilities are materially diminished from those in effect during the 90-day period immediately preceding a Change in Control, (3) his annual base salary or total annual compensation opportunity are materially reduced, (4) the Company requires regular performance of duties beyond a 50-mile radius from the officer’s current location, (5) the Company fails to obtain a satisfactory agreement from any successor to assume and perform the relevant plan, or (6) any other material breach of the relevant plan. In the case of Mr. Brown, “Good Reason” also means (1) a failure to continue on the Board of Directors or a negative change in reporting structure, (2) Mr. Brown is not the sole Chief Executive Officer of Motorola Solutions on and after September 1, 2011, or (3) the failure of the successor to what is now Motorola Solutions to assume his employment agreement.

“Voluntary Termination–Retirement” means, apart from any pension plan or STIP, for purposes of the awards under the Omnibus Plan prior to March 9, 2015 and the awards under the Motorola Solutions LRIP prior to February 11, 2015, retirement after reaching age 55 with at least 20 years of service, or age 60 with at least 10 years of service, or age 65; for purposes of awards under the Omnibus Plan on or after March 9, 2015 and awards under the LRIP, retirement after reaching age 55 with at least 10 years of service, or age 60 with at least 5 years of service, or age 65; for purposes of the STIP, retirement after reaching age 55 with 3 years of service; and for purposes of the Motorola Elected Officer Supplementary Retirement Plan, retirement after reaching age 60 (early retirement age for an unreduced benefit) or age 57 for a reduced benefit retirement, if applicable.

“Involuntary Termination–Total and Permanent Disability” means termination of employment following entitlement to long-term disability benefits under the Motorola Solutions Disability Income Plan, as amended and any successor plan, or a determination of a permanent and total disability under a state workers compensation statute.

“Involuntary Termination–For Cause” means termination of employment following any misconduct identified as a ground for termination in the Motorola Solutions Code of Business Conduct, or the human resources policies, or other written policies or procedures, including among other things, conviction for any criminal violation involving dishonesty, fraud or breach of trust or willful engagement in gross misconduct in the performance of the officer’s duties that materially injures the Company.

“Involuntary Termination–Not for Cause” means termination of employment for reasons other than “For Cause,” Change in Control as defined below, death, Retirement or Total and Permanent Disability as defined above.

“Involuntary Termination for Change in Control” occurs when, at any time (1) following a Change in Control and, assuming equity awards are not suitably replaced by a successor, prior to the second anniversary of a Change in Control or (2) during the 12 months prior to a Change in Control but after such time as negotiations or discussions that ultimately lead to a Change in Control have commenced, employment is terminated

Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	57

(a) involuntarily for any reason other than Cause, death, Disability or retirement under a mandatory retirement policy of the Company or any of its Subsidiaries or (b) by the officer after the occurrence of an event giving rise to Good Reason. For purposes of this definition, “Cause” means (1) conviction of any criminal violation involving dishonesty, fraud or breach of trust or (2) willful engagement in gross misconduct in the performance of the officer’s duties that materially injures the Company, and “Disability” means a condition such that the officer by reason of physical or mental disability becomes unable to perform his normal duties for more than 180 days in the aggregate (excluding infrequent or temporary absence due to ordinary transitory illness) during any 12 month period.

“Change in Control” (as used in the prior definition of “Involuntary Termination for a Change in Control”) shall be deemed to have occurred if (1) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities (other than the Company or any employee benefit plan of the Company, and no Change in Control shall be deemed to have occurred as a result of the “beneficial ownership,” or changes therein, of the Company’s securities by either of the foregoing), (2) there shall be consummated (a) any consolidation or merger of the Company in which the Company is not the surviving or continuing corporation or pursuant to which shares of Common Stock would be converted into or exchanged for cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have, directly or indirectly, at least a 65% ownership interest in the outstanding Common Stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company other than any such transaction with entities in which the holder of Common Stock, directly or indirectly, have at least 65% ownership interest, (3) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, or (4) as the result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation (other than by the Board), contested election or substantial stock accumulation (a “Control Transaction”), the members of the Board immediately prior to first public announcement relating to such Control Transaction shall thereafter cease to constitute a majority of the Board.

58	Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

CEO PAY RATIO

Our CEO Pay Ratio, calculated in accordance with the requirements set forth in Item 402(u) of Regulation S-K, is 252:1.

•	Material changes in our global workforce, largely driven by acquisitions, prompted the identification of a new median employee

•

Mr. Brown’s total annual compensation, as disclosed in the 2019 Summary Compensation Table (“SCT”), was $23,619,990, which is a 16% increase due to the 2019 SCT including Mr. Brown’s (i) 2019-2021 LRIP PSUs granted at target under the “Stock Awards” column, and (ii) 2017-2019 LRIP payout at 250% of target under the “Non-Equity Incentive Plan Compensation” column

•	Our new median employee’s total annual compensation was $93,750

Motorola Solutions is a global company with 17,536 employees, excluding the CEO, in 58 countries as of October 1, 2019. Our median employee was identified using the Company’s global full-time, part-time, temporary and seasonal employees employed on that date. As part of our methodology, and as permitted under the pay ratio rule, we excluded all employees in the following 14 countries (872 total employees excluded, which is just below 5.0% of our total workforce shown above):

Countries Excluded	Number Employees

Algeria	13

Argentina	46

Chile	420

Colombia	62

Egypt	12

Greece	4

Lithuania	5

Mexico	151

Pakistan	2

Philippines	3

Qatar	3

Romania	12

Ukraine	4

Vietnam	135

Total Employees Excluded:	872

We then measured compensation for the period beginning on January 1, 2019 and ending on December 31, 2019 for the remaining employees. Annual base salary (converted to USD) and wages plus overtime were used as our consistently applied compensation measure to identify the median employee, and in doing so we annualized the compensation for our permanent full-time and part-time employees who were newly hired during 2019 and therefore not employed for the full measurement period.

After identifying the median employee as described above, the median employee’s total annual compensation was calculated in the same manner as for the NEOs in the 2019 SCT and the CEO’s total annual compensation is the same as in the SCT.

Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	59

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the Company’s equity compensation plan information as of December 31, 2019.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted-average exercise price of outstanding options and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by Motorola Solutions shareholders	6,648,075(2)(3)(4)	$66.81	13,833,603(5)

(1)	The weighted-average exercise price does not include outstanding restricted or deferred stock units.
(2)	Includes shares subject to outstanding options granted under the Omnibus Plan and prior stock incentive plans no longer in effect for new grants.
(3)

Includes an aggregate of 1,168,740 restricted or deferred stock units that have been granted or accrued pursuant to dividend equivalent rights under the Omnibus Plan and prior stock incentive plans which are no longer in effect for new grants. Each restricted or deferred stock unit is intended to be the economic equivalent of one share of Common Stock. It does not include 16,497 restricted stock units which provide by their terms for cash settlement.

(4)

Includes 360,116 shares subject to outstanding stock appreciation rights (“SARs”) granted under the Omnibus Plan (“Plan SARs”). These SARs enable the recipient to receive, for each SAR granted, a settlement amount equal to the excess of the fair market value of one share of Common Stock on the date the SAR is exercised over the fair market value of one share of Common Stock on the date the SAR was granted. The settlement amount of the Plan SARs is payable in shares of Common Stock. The 360,116 shares subject to the Plan SARs assumes the exercise of 471,398 Plan SARs on December 31, 2019 at $161.14, the closing price of the Common Stock on December 31, 2019, resulting in 111,282 shares that would not be issued in settlement of the Plan SARs.

(5)

Of these shares: (i) 6,604,033 shares remain available for future issuance under the Motorola Solutions Employee Stock Purchase Plan of 1999, as amended; and (ii) an aggregate of 7,229,570 shares remain available for future issuance under the Omnibus Plan. In addition to stock options, other equity benefits which may be granted under the Omnibus Plan are SARs, restricted stock, restricted stock units, deferred stock units, performance shares and other stock awards. In addition, at the discretion of the Compensation and Leadership Committee, shares of Common Stock may be issued under the Omnibus Plan in payment of awards under the Company’s long-range incentive plans.

60	Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

AUDIT COMMITTEE MATTERS

THE FOLLOWING “REPORT OF AUDIT COMMITTEE” AND RELATED DISCLOSURE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OR UNDER THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

REPORT OF AUDIT COMMITTEE

The Audit Committee (the “Committee”) operates pursuant to a written charter that was amended and restated by the Board as of November 15, 2018. A copy of the Committee’s current charter is available at https://investors.motorolasolutions.com/GovDocs. The responsibilities of the Committee include assisting the Board of Directors in fulfilling its oversight responsibilities as they relate to the Company’s accounting policies, internal controls, financial reporting practices and legal and regulatory compliance. The Committee also appoints and retains the independent registered public accounting firm.

On March 12, 2020, the Board determined that each member of the Committee was independent within the meaning of relevant NYSE listing standards, SEC rules and the Motorola Solutions, Inc. Director Independence Guidelines. The Board also determined that (1) Mr. Jones, Ms. Lewent and Mr. Mondre are each an “audit committee financial expert” as defined by SEC rules, whose expertise has been attained through relevant experience as discussed in “Our Board—Who We Are,” and (2) each member of the Committee is “financially literate.”

The Committee fulfills its responsibilities through periodic meetings with the Company’s independent registered public accounting firm, internal auditors and management. During 2019, the Committee met 9 times. The Committee schedules its meetings with a view toward ensuring that it devotes appropriate attention to all of its tasks. During certain of these meetings, the Committee meets privately with the independent registered public accounting firm, the chief financial officer, the director of internal audit, the chief ethics officer, the chief legal counsel and, from time to time, other members of management. Outside of formal meetings, Committee members had telephone calls to discuss important matters with management and the independent registered public accounting firm. The Committee also engages the independent registered public accounting firm to perform a review of the interim financial statements in accordance with Statement on Auditing Standards (“SAS”) No. 100 and discusses the results of each review with the independent registered public accounting firm.

Throughout the year, the Committee monitors matters related to the independence of PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm appointed for the fiscal year ending December 31, 2019. As part of its monitoring activities, the Committee reviews the relationships between the independent registered public accounting firm and the Company. After reviewing the relationships and discussing them with management, the Committee discussed PwC’s overall relationship with the Company, as well as PwC’s objectivity and independence. Based on its review, the Committee is satisfied with the registered public accounting firm’s independence.

PwC also has confirmed to the Committee in writing, as required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding PwC’s communications with the Committee concerning independence, that, in its professional judgment, it is independent of the Company under all relevant professional and regulatory standards. The Committee also discussed with management, the internal auditors and the independent registered public accounting firm, the quality and adequacy of the Company’s internal controls and the internal audit function’s management, organization, responsibilities, budget and staffing. The Committee reviewed with both the independent registered public accounting firm and the internal auditors their audit plans, audit scope and identification of audit risks.

The Committee discussed and reviewed with the independent registered public accounting firm all matters required to be discussed by the applicable requirements of the PCAOB and the SEC. With and without management present, the Committee discussed and reviewed the results of the independent registered public accounting firm’s examination of the consolidated financial statements. The Committee also discussed the results of the internal audit examinations. The Committee reviewed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2019 with management and the independent registered public accounting firm. Management has the responsibility for the preparation and integrity of the Company’s consolidated financial statements and the independent registered public accounting firm has the responsibility for the examination of those statements. Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC.

The Committee also reviewed management’s report on its assessment of the effectiveness of internal controls over financial reporting as of December 31, 2019 and the report of the Company’s independent registered public accounting firm on the effectiveness of internal controls over financial reporting as of December 31, 2019. Management is responsible for maintaining adequate internal controls over financial reporting and for its assessment of the effectiveness of internal controls over financial reporting. The Company’s independent registered public accounting firm

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has the responsibility for auditing the effectiveness of internal controls over financial reporting and expressing an opinion thereon based on its audit. Based on the above-mentioned review and discussions with management and the Company’s independent registered public accounting firm, the Committee recommended to the Board that management’s report on its assessment of the effectiveness of internal controls over financial reporting as of December 31, 2019 and the report of our independent registered public accounting firm be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC.

As specified in the Audit Committee Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles. That is the responsibility of management and the Company’s independent registered public accounting firm. In giving its recommendation to the Board of Directors, the Committee has relied on: (1) management’s representation that such consolidated financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles, and (2) the reports of the Company’s independent registered public accounting firm with respect to such consolidated financial statements.

Respectfully submitted,

Judy C. Lewent, Chair

Clayton M. Jones

Gregory K. Mondre

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The Audit Committee appoints and engages the independent registered public accounting firm annually. PwC served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2019 and is serving in such capacity for the current fiscal year.

KPMG served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2018.

Audit Fees and All Other Fees

PwC Fees:

The aggregate fees billed by PwC for professional services to the Company were $9.0 million in 2019. The fees in connection with the audit of the Company’s annual financial statements, the audit of internal controls over financial reporting, the review of the Company’s quarterly financial statements, and services that are normally provided in connection with statutory and regulatory filings or engagements are listed below under “Audit Fees.” The fees for assurance and related services reasonably related to the performance of the audit of the Company’s financial statements, but not included under Audit Fees, are listed below under “Audit-Related Fees.” Audit-Related Fees also include due diligence procedures performed in connection with merger and acquisition activities. Finally, the fees billed by PwC for tax services, which primarily related to multi-national tax compliance services, are listed below under “Tax Fees.”

The following table further summarizes fees billed to the Company by PwC during 2019.

(In millions)	2019

Audit Fees	$6.5

Audit-Related Fees	$0.2

Tax Fees	$2.3

Total	$9.0

KPMG Fees:

The aggregate fees billed by KPMG for professional services to the Company were $6.4 million in 2018. The fees in connection with the audit of the Company’s annual financial statements, the audit of internal controls over financial reporting, the review of the Company’s quarterly financial statements, and services that are normally provided in connection with statutory and regulatory filings or engagements are listed below under “Audit Fees.” The fees for assurance and related services reasonably related to the performance of the audit of the Company’s financial statements, but not included under Audit Fees, are listed below under “Audit-Related Fees.” Audit-Related Fees also include due diligence procedures performed in connection with merger and acquisition activities. Finally, the fees billed by KPMG for tax services, which primarily related to multi-national transfer pricing and tax services, are listed below under “Tax Fees.”

62	Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

The following table further summarizes fees billed to the Company by KPMG during 2018.

(In millions)	2018

Audit Fees	$5.6

Audit-Related Fees	$0.7

Tax Fees	$0.1

Total	$6.4

AUDIT COMMITTEE PRE-APPROVAL POLICIES

In addition to retaining PwC and KPMG to audit the Company’s consolidated financial statements and internal controls over financial reporting for 2019 and 2018, PwC and KPMG and other accounting firms were retained to provide auditing and advisory services in 2019. The Audit Committee has historically engaged PwC and KPMG to provide divestiture and acquisition-related due diligence and audit services, audit-related assurance services, and certain tax services. The Audit Committee has further determined that the Company will obtain non-audit services from their independent registered public accounting firm only when the services offered by the firm are competitive with other service providers and do not impair the independence of PwC.

The Audit Committee Auditor Fee Policy requires the pre-approval of all professional services provided to the Company by PwC. Below is a summary of the policy and procedures.

The Audit Committee pre-approves the annual audit plan and the annual audit fee. The Audit Committee Auditor Policy includes an approved list of services that PwC can provide, including audit-related services, tax services, and other services. The Audit Committee pre-approves the annual non-audit related services and budget. The Audit Committee allows the Company’s Chief Accounting Officer to authorize payment for any audit and non-audit service in the approved budget. The Audit Committee also provides the Company’s Chief Accounting Officer with the authority to pre-approve fees less than $100,000, limited to a cumulative cap of $200,000 between Audit Committee meetings, for allowable Audit and Audit-Related services, and to pre-approve fees less than $20,000, limited to a cumulative cap of $50,000 between Audit Committee meetings, for allowable Tax services and fees. The Audit Committee Chair has the authority to pre-approve fees on the list of approved services, outside of the Chief Accounting Officer’s allowable authorization, in advance of the Audit Committee meeting. The Chief Accounting Officer is responsible to report any approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee reviews, and if necessary, formally approves updated Audit, Audit Related, and Tax services and fees.

In 2019, management did not approve any services that were not on the list of services pre-approved by the Audit Committee.

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OUR SHAREHOLDERS

SECURITY OWNERSHIP INFORMATION

Management and Directors

The following table sets forth information as of the close of business on February 28, 2020 regarding the beneficial ownership of shares of Common Stock by each director and nominee for director of the Company, the NEOs in the Summary Compensation Table, and all current directors and executive officers of the Company as a group. Except for Mr. Brown, who owns 2% of the outstanding Common Stock, each other director and NEO owns less than 1% of the outstanding Common Stock based on 175,816,701 shares of Common Stock on a fully-diluted basis outstanding on March 13, 2020. All current directors, NEOs and executive officers as a group own 2.3% of the outstanding Common Stock.

Name	Shares Owned(1)	Shares Under Exercisable Options and SARs(2)	Stock Units(3)	Total Shares Beneficially Owned(4)(5)
Gregory Q. Brown	374,908	3,094,750	67,335	3,536,993

Gino A. Bonanotte	45,413	116,778	6,649	168,840

John P. Molloy	27,792	27,169	6,053	61,014

Mark S. Hacker	2,462	24,064	5,008	31,534

Kelly S. Mark	22,451	85,700	2,347	110,498

Kenneth D. Denman	4,666	0	1,341	6,007

Egon P. Durban	0	0	14,070	14,070

Clayton M. Jones	0	0	10,230	10,230

Judy C. Lewent	29,133	0	5,670	34,803

Gregory K. Mondre	70	0	14,282	14,352

Anne R. Pramaggiore	0	0	21,050	21,050

Joseph M. Tucci	1,440	0	5,546	6,986

All current directors, NEOs and executive officers as a group (14 persons)	515,154	3,380,418	163,771	4,059,343

(1)	Includes shares over which the person currently holds or shares voting and/or investment power but excludes the shares listed under “Shares Under Exercisable Options and SARs” and “Stock Units.”
(2)	Includes shares under options and SARs exercisable on February 28, 2020 and which may become exercisable within 60 days thereafter (assuming all performance measures are satisfied).
(3)

Includes stock units which are deemed to be beneficially owned on February 28, 2020 or within 60 days thereafter (assuming all performance measures are satisfied). Stock units are not deemed beneficially owned until the restrictions on the units have lapsed. Each stock unit is intended to be the economic equivalent of one share of Common Stock.

(4)	Unless otherwise indicated, each person has sole voting and investment power over the shares reported.
(5)	Includes the shares listed under “Shares Under Exercisable Options” and units listed under “Stock Units.”
(6)

Mr. Brown has shared voting and investment power over 83,220 shares, included under “Total Shares Beneficially Owned”. He disclaims beneficial ownership over 81,000 shares held in a trust of which his wife is trustee and 2,220 shares held by his wife, except to the extent of his pecuniary interest in these shares.

No directors, nominees or current executive officers have pledged shares of Common Stock pursuant to any loan or arrangement.

64	Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Principal Shareholders

The following table sets forth information as of March 13, 2020 with respect to any person who is known to be the beneficial owner of more than 5% of Common Stock.

Name and Address	Number of Shares of Motorola Solutions, Inc. and Nature of Beneficial Ownership		Percent of Outstanding Shares(1)

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	19,722,185 shares of Common Stock	(2)	11.22%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	19,540,756 shares of Common Stock	(3)	11.11%

(1)

The percentage calculations set forth above are based on 175,695,686 shares of Common Stock outstanding as of March 13, 2020 rather than the percentages set forth on various shareholders’ Schedule 13G filings.

(2)

Solely based on information in a Schedule 13G/A Amendment No. 7 dated February 3, 2020 filed with the SEC by BlackRock, Inc. The Schedule 13G/A indicates that as of December 31, 2019, BlackRock, Inc., as the parent holding company, was the beneficial owner with sole voting power as to 17,711,055 shares and sole dispositive power as to 19,722,185 shares.

(3)

Solely based on information in a Schedule 13G/A Amendment No. 5 dated February 10, 2020 filed with the SEC by The Vanguard Group. The Schedule 13G/A indicates that as of December 31, 2019, The Vanguard Group was the beneficial owner with sole voting power as to 261,750 shares, shared voting power as to 67,983 shares, sole dispositive power as to 19,228,558 shares and shared dispositive power as to 312,198 shares.

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PROPOSAL NO. 4 — SHAREHOLDER PROPOSAL RE: “POLITICAL SPENDING DISCLOSURE”

The Company has been advised that Newground Social Investment, beneficial owner of 42 shares, intends to submit the following proposal for consideration at the Annual Meeting. We have not modified the language of the shareholder’s proposal.

Political Spending Disclosure

RESOLVED: That the shareholders of Motorola Solutions, Inc. (“Motorola Solutions” or “Company”) hereby request that the Company provide a report, updated semiannually, to disclose the Company’s:

1.

Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to: (a) participate or intervene in any campaign on behalf of (or in opposition to) any candidate for public office, or: (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.	Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

a.	The identity of the recipient as well as the amount paid to each; and

b.	The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the Board of Directors or relevant board committee and posted on the Company’s website within 12 months from the date of the annual meeting. This proposal does not encompass expenditures on lobbying.

SUPPORTING STATEMENT

Long-term shareholders of Motorola Solutions support transparency and accountability in corporate electoral spending. This includes any activity considered under the Internal Revenue Code as intervention in a political campaign, such as direct and indirect contributions to political candidates, parties, or organizations, and independent expenditures or electioneering communications on behalf of federal, state, or local candidates.

Disclosure is in the best interest of the Company and its shareholders. The Supreme Court of the United States recognized this in its 2010 Citizens United decision, which declared: “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.”

Although Motorola Solutions does publicly disclose a policy on corporate political spending, this is deficient because the Company does not disclose any of its corporate political contributions by either recipient or amount.

Publicly available records show Motorola Solutions has contributed at least $2,900,000 in corporate funds since the 2010 election cycle (CQMoneyLine: www.moneyline.cq.com; National Institute on Money in State Politics: www.followthemoney.org).

However, publicly available data cannot provide a complete picture of the Company’s electoral spending. For example, the Company’s payments to tax-exempt groups, such as 501(c)(4)s—that may be used for election-related activities—are undisclosed and unknown. This proposal asks the Company to disclose all of its electoral spending, including payments to trade associations and other tax-exempt organizations, which may be used for electoral purposes. This would bring our Company in line with a growing number of leading companies, including AT&T, General Electric Company, and HP Inc., which present this information on their public websites.

The Company’s Board and shareholders need comprehensive disclosure to fully evaluate the use of corporate assets in elections. Therefore, we urge your support for this critical governance reform.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ADOPTION OF THIS SHAREHOLDER PROPOSAL FOR THE REASONS SET FORTH BELOW. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED AGAINST THE ADOPTION OF THIS PROPOSAL.

66	Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

BOARD OF DIRECTORS STATEMENT IN OPPOSITION

The Board has considered the proposal and believes that full implementation is not in the best interest of the Company or our stockholders. The Board agrees that compliance with applicable federal, state and local laws is critical, as reflected in the Company’s current policies and practices. Further, the Company offers greater transparency than is required by providing information about its policies and procedures for making political contributions, as well as disclosures on trade association memberships over $50,000, on its website as part of its annual Corporate Responsibility Report.

In order to advocate for the Company and its shareholders’ interests, and to better serve its customers and the public, the Board believes it is important for the Company to evaluate and appropriately engage in the public policy-making process, including, from time to time, the political campaigns of candidates who understand the Company’s views on matters impacting our industry. The Company is subject to extensive regulation at the federal, state and local levels, its products are subject to government regulation, and it provides first responders with mission-critical communications equipment and services. Thus, the Company prudently and constructively promotes legislative and regulatory actions that further the business objectives of the Company and attempts to protect the Company from unreasonable, unnecessary or burdensome legislative or regulatory actions at all levels of government.

The Company is committed to participating in the political process as a good corporate citizen. In this regard, the Company has developed effective policies and procedures for the appropriate oversight and disclosure of making political contributions and to ensure compliance with the laws and regulations governing such activities. The Company has not used corporate funds to make any direct independent expenditure on behalf of candidates running for public office and does not currently have plans to use direct independent expenditures as part of the Company’s corporate political contribution program.

When participating in the political process, the Company adheres to high standards of ethics, transparency, and accountability. Accordingly, the Company has a robust policy and an on-line political contribution approval process that governs the internal review and oversight for ensuring compliance with current campaign finance and disclosure laws, as well as with the Company’s Code of Business Conduct. A separate committee of the Government Affairs organization annually develops a plan identifying the candidates and campaigns who will receive contributions in an effort to advance and protect the interests of the Company, our stockholders and employees. This overall plan is reviewed by the Vice President of Government Affairs, and all political contributions are reviewed in advance by legal counsel. In addition, an annual report of all corporate contributions is submitted to the Board. The Board continues to take steps to ensure that the Company is thoughtfully participating in the political process. In 2018, the Board amended the Governance and Nominating Committee charter to include oversight over social, environmental and governance matters. With this new responsibility, the Governance and Nominating Committee reviews matters related to political spending and the chairman of the committee updates the Board on the matters reviewed.

The Company also provides an opportunity for its qualified employees (pursuant to Federal Election Commission rules) to participate in the political process by joining the Company’s non-partisan political action committee (“MSIPAC”). MSIPAC allows employees to pool their financial resources to support federal, state and local candidates, political party committees and political action committees. The political contributions made by MSIPAC are funded entirely by the voluntary contributions of our employees and all contributions through the MSIPAC plan are approved by the MSIPAC board of directors and an annual report of MSIPAC contributions is also submitted to the Board.

Corporate and MSIPAC political contributions are subject to comprehensive regulation by federal, state, and local governments, including detailed disclosure requirements, which include filing reports with the Federal Election Commission in the case of MSIPAC contributions, and with state and local election boards in the case of corporate political contributions. Those reports are publicly available at www.fec.gov or the applicable state and local election boards. The Company exceeds the legally mandated requirements by publicly disclosing all MSIPAC contributions and the total of corporate political contributions on its website.

Like most major corporations, the Company is a member of trade associations that represent its business priorities and which it believes can assist it in achieving its long-term strategic objectives. The membership dues paid by the Company and other members may be part of the funds the associations use to engage in the political process. Given the diverse membership in many of those associations, the Company may not agree with every public policy position and/or action taken by such associations. However, the primary purpose of membership in those trade associations is the policy, technical, and industry expertise they provide. The Company periodically reviews its association memberships, to evaluate alignment with the Company’s goals and determine whether continued membership would be beneficial to the Company. The Company already discloses, as part of its Corporate Responsibility Report (http://responsibility.motorolasolutions.com/) the names of associations in the U.S. where annual dues are $50,000 or more. The Board believes that additional disclosure of association membership would not necessarily present an accurate reflection of the Company’s positions on certain public policy issues.

The Board believes that sufficient public disclosure exists regarding our political contributions and association memberships to alleviate the concerns cited in this proposal. Efforts associated with legislative initiatives can provide insight into business interests, goals, and operations. Further voluntary disclosure of such sensitive information beyond that compelled by law exposes the Company to competitive disadvantage by

Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	67

providing invaluable confidential and strategic information, at little or no cost or effort, to competitors. Many of our competitors also participate in the political process and any unilaterally expanded disclosure by the Company regarding its activities associated with the public policy-making process could benefit those parties to the detriment of the Company and its stockholders. Any reporting requirements that go beyond those required under existing law should be applicable to all participants in the political process in order to avoid tipping the scales in favor of competitors, to the detriment of the Company and its shareholders.

By requiring expanded disclosure of corporate political expenditures, this proposal disregards the Company’s existing policies and practices with regard to disclosure and compliance with the law. The Board is satisfied that the Company has in place a system of accountability and oversight to ensure that Company assets are responsibly used for objectives that are in the best long-term interest of the Company and its shareholders and believes that full implementation of this proposal is unnecessary, as a comprehensive system of reporting political contributions already exists and applies equally to all contributors. Accordingly, the Board recommends that you vote against this proposal.

68	Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

USER’S GUIDE

All shareholders may view and print Motorola Solutions’ Proxy Statement and the 2019 Annual Report at the Company’s website at https://investors.motorolasolutions.com/AnnualReports. The information contained on Motorola Solutions’ website is not a part of this Proxy Statement and is not deemed incorporated by reference into this Proxy Statement or any other public filing made with the Securities and Exchange Commission (the “SEC”).

INSTRUCTIONS FOR VIRTUAL ANNUAL MEETING

This year our annual meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will only be conducted via live webcast.

To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/MSI2020 and enter the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 9:15 a.m. CDT on May 11, 2020. The meeting will begin promptly at 9:30 a.m. CDT on May 11, 2020.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

If you wish to submit a question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/MSI2020, type your question into the “Ask a Question” field, and click “Submit.”

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to meeting matters and therefore will not be answered.

If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call 800-586-1548 (US) or 303-562-9288 (International). Technical support will be available starting at 9:00 a.m. CDT on May 11, 2020 and will remain available through the end of the meeting.

VOTING MATTERS

Shareholders Entitled to Vote at the Annual Meeting

Only shareholders of record at the close of business on March 13, 2020 (the “record date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. On the record date, there were 171,553,211 shares outstanding of Common Stock. The Common Stock is the only class of voting securities of the Company.

In order to vote shares at the Annual Meeting, you can virtually attend the Annual Meeting and vote your shares online by visiting www.virtualshareholdermeeting.com/MSI2020. You will need your control number included on your Notice or proxy card (if you receive a printed copy of the proxy materials) in order to be able to vote during the Annual Meeting. If you vote by proxy prior to the Annual Meeting and also virtually attend the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote.

A list of shareholders entitled to vote at the meeting will be available for examination for ten days before the virtual Annual Meeting by contacting investors@motorolasolutions.com and at the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/MSI2020. The registrar and transfer agent is EQ Shareowner Services. The Company’s stock symbol is MSI.

Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	69

Voting Without Attending the Annual Meeting

There are three convenient methods for registered shareholders to direct their vote by proxy without attending the Annual Meeting. Shareholders can:

•

Vote by Internet. The website address for Internet voting is provided on your Notice or proxy card. You will need to use the control number appearing on your Notice of Internet Availability of Proxy Materials (“Notice”) or proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions until 11:59 P.M., EDT on Sunday, May 10, 2020. Internet voting is available 24 hours a day. If you vote via the Internet, you do NOT need to vote by telephone or return a proxy card.

•

Vote by Telephone. You can also vote by telephone by calling the toll-free telephone number provided on your proxy card. You will need to use the control number appearing on your proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone until 11:59 P.M., EDT on Sunday, May 10, 2020. Telephone voting is available 24 hours a day. If you vote by telephone you do NOT need to vote over the Internet or return a proxy card.

•

Vote by Mail. If you received a printed copy of the proxy card, you can vote by marking, dating, signing, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

Your Proxy at the Annual Meeting

If you do not vote at the Annual Meeting, but have voted your shares by Internet, telephone, or mail, you have authorized certain members of Motorola Solutions’ senior management designated by the Board and named in your proxy to represent you and to vote your shares as instructed. All shares that have been properly voted–whether by Internet, telephone or mail–and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy but do not give voting instructions with respect to one or more items, the shares represented by that proxy will be voted as recommended by the Board with respect to those items:

Proposal		The Board Recommended Vote
Proposal 1 –	Election of Eight Directors	FOR
Proposal 2 –	Ratification of Independent Registered Public Accounting Firm for Fiscal Year 2020	FOR
Proposal 3 –	Advisory Approval of the Company’s Executive Compensation	FOR
Proposal 4 –	Shareholder Proposal on Political Spending Disclosure	AGAINST

Holding Shares in the Name of a Bank, Broker or Other Nominee

If you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. Please check your voting instruction card or contact your bank, broker or nominee to determine whether you will be able to vote by Internet or telephone. If you do not give instructions to your broker, your broker will be entitled to vote the shares with respect to “discretionary” items, but will not be permitted to vote the shares with respect to “non-discretionary” items (resulting in a “broker non-vote”). The ratification of the appointment of PricewaterhouseCoopers LLP is the only “discretionary” item. The election of directors, the advisory approval of the Company’s executive compensation, and the shareholder proposals are “non-discretionary” items.

Voting at the Annual Meeting as a Beneficial Owner

If you are a beneficial owner of shares held in “street” name by a bank, broker, or other nominee, your broker or nominee is considered the stockholder of record of those shares. Beneficial owners are also invited to virtually attend the Annual Meeting. However, since you are not a stockholder of record, you may not vote your shares virtually at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy.

Changing Your Vote

Registered shareholders can revoke their proxy at any time before it is voted at the Annual Meeting by either:

•	Submitting another timely, later-dated proxy by Internet, telephone or mail;

•	Delivering timely written notice of revocation to: Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661; or

•	Attending the Annual Meeting and voting.

70	Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Votes Required to Conduct Business at the Annual Meeting or Approve Proposals

In order for business to be conducted, a quorum of a majority of the shares entitled to vote must be represented or by proxy at the virtual Annual Meeting. Abstentions and broker non-votes are included in determining whether a quorum is present, but will not be included in vote totals and will not affect the outcome of the vote for the election of directors. Abstentions will have the same effect as a vote “Against” the other proposals.

Proposal		Affirmative Vote Required	Broker Discretionary Voting Allowed

Proposal 1 –	Election of Eight Directors	More “For” votes than “Against” votes cast at the Annual Meeting or by proxy (for non-contested election)	No

Proposal 2 –	Ratification of Independent Registered Public Accounting Firm for Fiscal Year 2020	Majority of shares present and entitled to vote; abstentions will count as votes “Against”	Yes

Proposal 3 –	Advisory Approval of the Company’s Executive Compensation	Majority of shares present and entitled to vote; abstentions will count as votes “Against”	No

Proposal 4 –	Shareholder Proposal on Political Spending Disclosure	Majority of shares present and entitled to vote; abstentions will count as votes “Against”	No

With respect to each proposal you may vote “FOR,” “AGAINST” or “ABSTAIN.” Broker non-votes will have no effect on the outcome of any of the proposals.

Notice of Internet Availability

The SEC has adopted rules for the electronic distribution of proxy materials. We have elected to provide our shareholders access to our proxy materials and 2019 Annual Report on the Internet instead of sending a full set of printed proxy materials to all of our shareholders. This enables us to reduce costs and lessen the environmental impact of our Annual Meeting by mailing most of our shareholders a Notice. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request them by following the instructions for requesting such materials included in the Notice. The Notice instructs you on how to access and review all of the information contained in the 2020 Proxy Statement and 2019 Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet or by telephone.

The Notice, which contains instructions on how to access this Proxy Statement, the form of proxy and the Company’s 2019 Annual Report, is being mailed to shareholders on or about March 27, 2020.

Other Matters at the Annual Meeting

If any other matters are properly presented at the Annual Meeting for consideration, and if you have voted your shares by Internet, telephone or mail, the persons named as proxies in your proxy will have the discretion to vote on those other matters for you. As of the date we filed this Proxy Statement, the Board did not know of any other matter to be raised at the Annual Meeting.

Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	71

IMPORTANT DATES FOR THE 2021 ANNUAL MEETING

Recommending a Director Candidate to the Governance and Nominating Committee

The Governance and Nominating Committee will consider a candidate for director proposed by a shareholder. A candidate must be highly qualified and be both willing and expressly interested in serving on the Board. A shareholder wishing to propose a candidate for consideration should forward the candidate’s name and information about the candidate’s qualifications and the information required by the Company’s Bylaws, including a completed and signed questionnaire, in writing to: Governance and Nominating Committee, c/o Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661.

The Governance and Nominating Committee will consider nominees recommended by Motorola Solutions’ shareholders provided that the recommendation contains sufficient information for the Governance and Nominating Committee to assess the suitability of the candidate, including the candidate’s qualifications, and is timely received in accordance with the Company’s Bylaws. Candidates recommended by shareholders that comply with these procedures will receive the same consideration that candidates recommended by the Governance and Nominating Committee and management receive.

Submitting Nominations to the Board

A shareholder wishing to nominate a candidate for election to the Board at the 2021 Annual Meeting of Shareholders is required to give written notice addressed to the Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661 of his or her intention to make such a nomination. The notice of nomination must be received by the Company’s Secretary at the address above no later than 5:00 pm Central Time on January 26, 2021.

The notice of nomination is required to contain certain information about both the nominee and the shareholder making the nomination as set forth in the Company’s Bylaws. The notice must include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under NYSE Rule 303A.02(b), or, alternatively, a statement that the recommended candidate would not be so barred. In addition, to be eligible as a nominee for election, a nominee must submit a completed and signed questionnaire, a written representation and agreement regarding compliance with fiduciary duties and the Company’s Bylaws, among other items as set forth in the Company’s Bylaws. A nomination that does not comply with the above requirements will not be considered.

Submitting Proposals for the 2020 Annual Meeting

Any shareholder who intends to present a proposal at the Company’s 2021 Annual Meeting of Shareholders must send the proposal to: Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661.

If the shareholder intends to present the proposal at the Company’s 2021 Annual Meeting of Shareholders and have it included in the Company’s proxy materials for that meeting, the proposal must be received by the Company no later than 5:00 pm Central Time on November 27, 2020, and must comply with the requirements of Rule 14a-8 under the Exchange Act. The Company is not obligated to include any shareholder proposal in its proxy materials for the 2021 Annual Meeting of Shareholders if the proposal is received after that time.

If a shareholder wishes to present a proposal at the 2021 Annual Meeting of Shareholders but not have it included in the Company’s proxy materials for that meeting, the proposal: (1) must be received by the Company no later than 5:00 pm Central Time on January 26, 2021, (2) must present a proper matter for shareholder action under Delaware General Corporation Law, (3) must present a proper matter for consideration at such meeting under the Company’s Amended and Restated Certificate of Incorporation and Bylaws, (4) must be submitted in a manner that is consistent with the submission requirements provided in the Company’s Bylaws, and (5) must relate to subject matter which could not be excluded from a proxy statement under any rule promulgated by the SEC.

72	Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

OTHER MATTERS

The Board knows of no other business to be transacted at the Annual Meeting, but if any other matters do come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote or act with respect to them in accordance with their best judgment.

Manner and Cost of Proxy Solicitation

The Company pays the cost of soliciting proxies. In addition to mailing proxies, officers, directors and regular employees of the Company, acting on its behalf, may solicit proxies by telephone, personal interview or other electronic means. You may also be solicited by means of press releases issued by the Company and advertisements in periodicals. Also, the Company has retained Alliance Advisors, LLC to aid in soliciting proxies for a fee estimated not to exceed $25,000 plus expenses. The Company will, at its expense, request banks, brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for security holders and cost savings for companies.

As in the past few years, a number of brokers with accountholders who are Motorola Solutions shareholders will be “householding” our proxy materials. As indicated in the notice previously provided by these brokers to Motorola Solutions shareholders, a single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker or call 1-800-579-1639, email: sendmaterial@proxyvote.com, or write us at Secretary, Motorola Solutions, Inc., 500 West Monroe Street, Chicago, IL 60661.

Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

By order of the Board of Directors,

Kristin L. Kruska

Secretary

Motorola Solutions Notice of 2020 Annual Meeting of Shareholders and Proxy Statement	73

MOTOROLA SOLUTIONS, INC. 500 WEST MONROE STREET CHICAGO, IL 60661	Vote 24 Hours a Day, 7 Days a Week by Internet, Telephone or Mail. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions below to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Sunday, May 10, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MSI2020

You may participate in the meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. There will be no physical location at which shareholders may attend the Meeting.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Sunday, May 10, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, please do NOT mail back the proxy card. You can access, view and download this year’s Annual Report and Proxy Statement at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D03913-P34507 KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — —— — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

MOTOROLA SOLUTIONS, INC.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE
FOR ALL NOMINEES LISTED BELOW:

1.	Election of Directors for a One-Year Term	For	Against	Abstain

	1a. Gregory Q. Brown	☐	☐	☐

	1b. Kenneth D. Denman	☐	☐	☐

	1c. Egon P. Durban	☐	☐	☐

	1d. Clayton M. Jones	☐	☐	☐

	1e. Judy C. Lewent	☐	☐	☐

	1f. Gregory K. Mondre	☐	☐	☐

	1g. Anne R. Pramaggiore	☐	☐	☐

	1h. Joseph M. Tucci	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSALS:		For	Against	Abstain

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2020.	☐	☐	☐
3.	Advisory approval of the Company’s executive compensation.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE AGAINST THE FOLLOWING PROPOSAL:		For	Against	Abstain

4.	Shareholder Proposal re: Political Spending Disclosure.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D03914-P34507

THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

for the Virtual Annual Meeting of Shareholders, May 11, 2020

The shareholder(s) whose signature(s) appear(s) on the reverse side of this Proxy Card hereby appoint(s) Gregory Q. Brown, Gino A. Bonanotte, Mark S. Hacker, Kristin L. Kruska and Dan Pekofske, or any one of them, as proxies (with power of substitution) to represent and to vote all the shares of common stock of Motorola Solutions, Inc. which the shareholder(s) would be entitled to vote, at the Virtual Annual Meeting of Shareholders of Motorola Solutions, Inc. to be held on May 11, 2020, and at any adjournments or postponements thereof.

In their discretion, the proxies are authorized to vote upon any other matter that may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE, BUT IF NO CHOICES ARE

INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED, FOR PROPOSAL 2,

FOR PROPOSAL 3, AND AGAINST PROPOSAL 4.

IMPORTANT - Please vote, date and sign on the reverse side and mail this proxy card promptly in the enclosed envelope. When there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the full corporation name should be given, and this proxy should be signed by a duly authorized officer, showing his or her title.

Continued and to be signed on the reverse side.